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                                                                   EXHIBIT 10.22



[Logo of Sanwa              AMENDED AND RESTATED CREDIT AGREEMENT
 Bank California]           ($10,000,000 Revolving Line of Credit)

           ($10,000,000 Letter of Credit Sub-Facility, $5,000,000 Acceptance
               Sub-Facility and $4,500,000 Foreign Exchange Sub-Facility)

                           ($3,000,000 Equipment Purchase Facility)

             ($15,000,000 Acquisition Non-revolving Line Converting to Term)

                                     ($3,000,000 Term Loan)


     This Agreement (the "Agreement") is made and entered into as of September 2, 1999, by and between SANWA BANK CALIFORNIA (the "Bank") and OSI SYSTEMS, INC., UDT SENSORS, INC., FERSON OPTICS, INC., RAPISCAN SECURITY PRODUCTS, INC., METOREX SECURITY PRODUCTS, INC., SILICON MICROSTRUCTURES, INC., and ARISTO MEDICAL PRODUCTS, INC. (each a "Borrower" and together, the "Borrowers"), on the terms and conditions that follow and completely amends, restates, and supersedes all previous Credit Agreements between the Borrower and the Bank.

                                    SECTION

                                       1

                                  DEFINITIONS

1.1 Certain Defined Terms: Unless elsewhere defined in this Agreement, the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

     1.1.1 "Acceptance Facility": shall mean the credit facility described as such in Section 2.

     1.1.2 "Advance": shall mean an advance to any of the Borrowers under the credit facility (ies) described in Section 2.

     1.1.3 "Alternate Currency": shall mean any lawful currency other than Dollars which is freely transferable and convertible into Dollars.

     1.1.4 "Applicable Margin". shall mean the following interest rate percentages based upon the Debt Coverage Ratio then in effect:

            Debt Coverage Ratio                   Applicable Margin
            -------------------                   -----------------

            Less than 2 to 1                            1.25%

            Between 2.24 and 2 to 1                     1.50%

            Between 2.74 and 2.25 to 1                  1.75%

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            2.75 to 1 or greater                   2.00%


     1.1.5 "Business Day": shall mean a day other than a Saturday or Sunday on which commercial banks are open for business in California, USA, and, with respect to Eurocurrency Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Advance.

     1.1.6 "Close-Out Date": shall mean the Business Day on which the Bank closes out and liquidates a FX Transaction.

     1.1.7 "Closing Value": has the meaning given to it in Section 8.6(i) hereof.

     1.1.8 "Closing Gain" and "Closing Loss" :shall mean the amount determined in accordance with Section 8.6(ii) hereof.

     1.1.9 "Collateral": shall mean the property described in Section 3, together with any other personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

     1.1.10 "Companies": shall mean all the Borrowers, Foreign Subsidiaries, and any subsidiary, either foreign or domestic, hereafter acquired.

     1.1.11  "Credit Percentage" : shall mean 15%.

     1.1.12 "Current Liabilities": shall mean current liabilities as determined in accordance with generally accepted accounting principals, including any negative cash balance on the Borrowers' financial statements.

     1.1.13 "Debt": shall mean all liabilities of the Borrowers, or any Borrower, as applicable, less Subordinated Debt, if any.

     1.1.14 "Dollars" and the sign "$": shall mean lawful money of the United States.

     1.1.15 "EBITDA": shall mean earnings exclusive of extraordinary gains and before deductions for interest expense, taxes, depreciation and amortization expense.

     1.1.16 "Effective Tangible Net Worth": shall mean each Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrowers (i.e., goodwill, trademarks, patents, copyrights, organization expense, and similar intangible items including, but not limited to, investments in and all amounts due from affiliates, officers or employees).

     1.1.17 "Environmental Claims": shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type

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             of relief, resulting from or based upon (a) the presence,
             placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by any of the Borrowers, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     1.1.18 "Environmental Laws": shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

     1.1.19  "Environmental Permits": shall have the meaning provided in Section
             5.11 hereof.

     1.1.20 "Equipment": shall mean equipment as defined in the California Uniform Commercial Code.

     1.1.21 "Equipment Purchase Facility": shall mean the credit facility described as such in Section 2.

     1.1.22 "Equipment Value": shall mean the lesser of: the invoice cost of the equipment (excluding taxes, license fees, transportation costs, insurance premiums, and installation and connection expenses, fees and costs); or the book value of the equipment; or the liquidation value of the equipment as determined by the Bank.

     1.1.23 "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     1.1.24 "Eurocurrency Advance", "Eurocurrency Interest Period" and "Eurocurrency Rate": shall have the meanings provided in Section
             2.1.4 hereof.

     1.1.25  "Event of Default":  shall have the meaning set forth in Section 7.

     1.1.26 "Expiration Date": shall mean November 30, 2000, or the date of termination of the Bank's commitment to lend under this Agreement pursuant to Section 8, whichever shall occur first.

     1.1.27 "Fixed Rate Advance": shall have the respective meaning as it is defined for each facility under Section 2, hereof if applicable.

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     1.1.28  "Fixed Rate": shall have the respective meaning as it is defined for each facility under Section 2, hereof if applicable.

     1.1.29 "Foreign Currency": shall mean any legally traded currency other than US dollars and which may be transferred by paperless wire transfer or cash and in which the Bank regularly trades.

     1.1.30 "Foreign Exchange Facility": shall mean the credit facility described as such in Section 2.

     1.1.31 "Foreign Subsidiaries": shall mean a corporate entity that is not organized or created in the United states, including only the States and the District of Columbia, or under the law of the United states or of any state or territory.

     1.1.32  "Funded Debt": shall mean all Indebtedness for borrowed money.

     1.1.33 "FX Risk Liability": shall mean the product of (a) the Credit Percentage, times (b) the aggregate of the Notional Values of all FX Transactions outstanding, net of any Offsetting Transactions.

     1.1.34  "FX Limit":  shall mean $4,500,000.00.

     1.1.35 "FX Transaction": shall mean any transaction between the Bank and any of the Borrowers pursuant to which the Bank has agreed to sell to or to purchase from such Borrower a Foreign Currency of an agreed amount at an agreed price in US dollars or such other agreed upon Foreign Currency, deliverable and payable on an agreed date.

     1.1.36 "Hazardous Materials": shall mean all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

     1.1.37  "Indebtedness": shall mean, with respect to any of the Borrowers,
             (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Borrower otherwise assures a creditor against loss and (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which such Borrower is liable, contingently or otherwise, or in respect of which such Borrower otherwise assures a creditor against loss.

     1.1.38 "Interest Period": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

     1.1.39 "Letter of Credit Facility": shall mean the credit facility described as such in Section 2.

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     1.1.40  "LIBOR Advance": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

     1.1.41 "LIBOR Interest Period": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

     1.1.42 "LIBOR Rate": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

     1.1.43 "Line Account": shall have the meaning provided in Section 2.9 hereof.

     1.1.44 "Line of Credit": shall mean the credit facility described as such in Section 2.

     1.1.45 "Notional Value": shall mean the US Dollar equivalent of the price at which the Bank agreed to purchase or sell to the Borrower a Foreign Currency.

     1.1.46 "Obligations": shall mean all amounts owing by the Borrowers to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

     1.1.47 "Offsetting Transaction": shall mean a FX Transaction to purchase a Foreign Currency and a FX Transaction to sell the same Foreign Currency, each with the same Settlement Date and designated as an Offsetting Transaction at the time of entering into the FX Transaction.

     1.1.48 "Ordinary Course of Business": shall mean, with respect to any transaction involving any of the Borrowers or any of its subsidiaries or affiliates, the ordinary course of such Borrower's business, as conducted by such Borrower in accordance with past practice and undertaken by such Borrower in good faith and not for the purpose of evading any covenant or restriction in this Agreement or in any other document, instrument or agreement executed in connection herewith.

     1.1.49 "Permitted Liens": shall mean: (i) liens and security interests securing indebtedness owed by the Borrowers to the Bank; (ii) liens for taxes, assessments or similar charges not yet due; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the Ordinary Course of Business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by any of the Borrowers in the Ordinary Course of Business to secure Indebtedness outstanding on the date hereof or permitted to be incurred under Section 5.7 hereof; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrowers' assets.

     1.1.50 "Redenominate", "Redenomination" and "Redenominated": each refers to redenomination of each Advance from Dollars into an Alternate Currency or from an Alternate Currency into Dollars or another Alternate Currency pursuant to Section 2.06.

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     1.1.51  "Reference Rate": shall mean an index for a variable interest rate which is quoted, published or announced by Bank as its reference rate and as to which loans may be made by Bank at, above or below such rate.

     1.1.52 "Settlement Date": shall mean the Business Day on which the applicable Borrower has agreed to (a) deliver the required amount of Foreign Currency, or (b) pay in US dollars the agreed upon purchase price of the Foreign Currency.

     1.1.53 "Subordinated Debt": shall mean such liabilities of any of the Borrowers which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

     1.1.54 "Variable Rate Advance": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

     1.1.55 "Variable Rate": shall have the respective meaning as it is defined for each facility under Section 2, hereof.

1.2 Accounting Terms: All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.3 Other Terms: Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.

1.4 Currency Equivalents Generally: For all purposes of this Agreement other than Section 2, the equivalent in any Alternate Currency of an amount in Dollars shall be determined at the rate of exchange quoted by the Bank in Los Angeles, at 9:00 A.M. on the date of determination, for the spot purchase in the relevant foreign exchange market of such amount of Dollars with such Alternate Currency.

                                    SECTION

                                       2

                               CREDIT FACILITIES

2.1    THE LINE OF CREDIT

       2.1.1 The Line of Credit: On terms and conditions as set forth herein, the Bank agrees to make Advances in Dollars or in Alternate Currency to the Borrowers from time to time from the date hereof to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed $10,000,000.00 or the equivalent in Alternate Currency (the "Line of Credit"). Within the foregoing limits, the Borrowers may borrow, partially or wholly prepay, and reborrow under this Section 2.1. Proceeds of the Line of Credit shall be used for general working capital purposes.

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       2.1.2  Making Line Advances: Each Advance under the Line of Credit shall be conclusively deemed to have been made at the request of and for the benefit of the Borrowers (i) when credited to any deposit account of any of the Borrowers maintained with the Bank or (ii) when paid in accordance with the Borrowers' written instructions. Subject to the requirements of Section 4, Advances shall be made by the Bank upon telephonic or facsimile request received from the Borrower, which request shall be received not later than 12:00 p.m. (Pacific Standard Time) on the date specified for a Variable Rate Advance, as hereinafter defined, and 11:00 a.m. (Pacific Standard Time) two business days prior to the date specified for a Eurocurrency Advance or a Cost of Funds Advance, as hereinafter defined, each of which dates shall be a Business Day. The rates for a Eurocurrency Advance or a Cost of Funds Advance shall be set on the same Business Day as the request is received if received by 11:00 a.m. and on the next Business Day if received after 11:00 a.m.. Requests for Advances received after such time may, at the Bank's option, be deemed to be a request for an Advance to be made on the next succeeding Business Day for a Variable Rate Advance and the third succeeding Business Day for a Eurocurrency Advance or a Cost of Funds Advance.

       2.1.3 Repayment: On the Expiration Date, each Borrower hereby jointly and severally promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding, together with all accrued and unpaid interest thereon. provided, however, that any Advance denominated in Dollars must be repaid in Dollars and any Advance denominated in an Alternate Currency must be repaid in the same Alternate Currency.

       2.1.4 Interest on Advances: Interest shall accrue from the date of each Advance under the Line of Credit at one of the following rates, as quoted by the Bank and as elected by the Borrowers hereinbelow:

              (i) Variable Rate Advances: For Advances denominated in Dollars, a variable rate per annum equivalent to an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate (the "Reference Rate") and as to which loans may be made by the Bank at, below or above such Reference Rate (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance which bears interest at the Variable Rate is hereinafter referred to as a "Variable Rate Advance".

              (ii) Eurocurrency Advances: For Advances denominated in Dollars or in Alternate Currency, a fixed rate quoted by the Bank for one, three, six, nine or twelve months or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) [the "Eurocurrency Interest Period"] for Advances in the minimum amount of $100,000 and in $100,000 increments thereafter. Such interest rate shall be a percentage, rounded upward to the nearest one-hundredth of one percent, equivalent to the Bank's Eurocurrency Rate for Dollars or such Alternate Currency plus the Applicable Margin which is that rate determined by the Bank's Treasury Desk as being the approximate rate at which the Bank could purchase offshore Dollar deposits or Alternate Currency deposits in an amount approximately equal

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                    to the amount of the relevant Advance and for a period of
                    time approximately equal to the relevant Eurocurrency Interest Period (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such Alternate Currency deposits [the "Eurocurrency Rate"]. An Advance which bears interest at the Eurocurrency Rate is hereinafter referred to as the "Eurocurrency Advance".

              (iii) Cost of Funds Advances. For Advances denominated in Dollars, the Bank hereby agrees to make Advances to the Borrower, at Borrower's election, at a fixed rate quoted by Bank in its sole discretion for each Advance (the "Cost of Funds Rate") plus the Applicable Margin and for such period of time that the Bank may quote and offer, provided that any such period of time does not extend beyond the Expiration Date (the "Cost of Funds Interest Period") for Advances in the minimum amount $100,000 and in $100,000 increments thereafter. Advances based upon the Cost of Funds Rate are hereinafter referred to as "Cost of Funds Advances". The Bank shall provide the Borrower with a statement of the Borrower's Cost of Funds Rate, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect.

              Eurocurrency Advances and Cost of Funds Advances are sometimes hereinafter referred to as a "Fixed Rate Advance".

              Interest on Variable Rate Advances and Cost of Funds Advances shall be paid in Dollars in monthly installments commencing on the first day of the month following the date of the first such Advance and continuing on the first day of each month thereafter.

              Interest on any Eurocurrency Advance shall be paid on the last day of the Eurocurrency Interest Period pertaining to such Eurocurrency Advance and shall be paid in Dollars or in the relevant Alternate Currency as the case may be. Each Borrower further jointly and severally promises and agrees to pay the Bank interest on any Eurocurrency Advance with an Eurocurrency Interest Period in excess of 90 days on a quarterly basis (i.e., on the last day of each 90-day period occurring in such Eurocurrency Interest Period) and on the last day of the relevant Eurocurrency Interest Period.

              If interest is not paid as and when it is due, it shall be added to the principal, become and be treated as a part thereof, and shall thereafter bear like interest.

     2.1.5 Notice of Election to Adjust Interest Rate: The Borrowers may elect that interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Eurocurrency Rate or Cost of Funds Rate; provided, however, that such notice shall be received by the Bank no later than 11:00 a.m. two business days prior to the last day of the Eurocurrency Interest Period for a Eurocurrency Advance and 1:00 p.m. one business day prior to the last day of a Cost of Funds Interest Period for a Cost of Funds Advance. Such notice may be by telephone if confirmed in writing by telecopy with the original of such writing deposited in the US mail or with

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              an air courier on the same day. The Bank shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above that the Bank believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of any Borrower and upon any borrowing, Redenomination or continuation by the Bank in accordance with this Agreement pursuant to any telephonic notice, each Borrower shall have effected the borrowing, redenomination or continuation of Advances hereunder. The Borrowers may elect that interest on a Fixed Rate Advance shall accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than one business day prior to the last day of the Interest Period pertaining to such Fixed Rate Advance, and provided further, however, that such Fixed Rate Advance shall be in Dollars or Redenominated in Dollars pursuant to the terms hereinbelow. If the Bank shall not have received notice (as prescribed herein) of Borrowers' election that interest on any Fixed Rate Advance shall continue to accrue at the newly quoted Eurocurrency Rate or Cost of Funds Rate or Variable Rate as the case may be, the Borrowers shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate then in effect and any Alternate Currency shall be Redenominated in Dollars.

     2.1.6 Redenomination of Advances: The Borrowers may, upon notice given to the Bank at least four Business Days prior to the date of the proposed Redenomination, request that a Eurocurrency Advance be Redenominated from Dollars into an Alternate Currency or from an Alternate Currency into Dollars or another Alternate Currency; provided, however, that any Redenomination shall be made on, and only on, the last day of an Interest Period for such Advances. Each such notice of request of a Redenomination ( "Notice of Redenomination") shall be by telecopier, telex or cable, confirmed immediately in writing, or may be by telephone if confirmed in writing by telecopy with the original of such writing deposited in the US mail or with an air courier on the same day, and the Bank shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above that the Bank believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of any Borrower and upon any borrowing, Redenomination or continuation by the Bank in accordance with this Agreement pursuant to any telephonic notice, the Borrowers shall have effected the borrowing, redenomination or continuation of Advances hereunder, specifying (i) the Eurocurrency Advance(s) to be Redenominated, (ii) the date of the proposed Redenomination, (iii) the Alternate Currency into which such Advances are to be Redenominated, and (iv) the duration of the Interest Period for such Advances upon being so Redenominated. In the case of a Notice of Redenomination which requests a Redenomination of Advances into an Alternate Currency, such Redenomination is subject to confirmation by Bank not later than the third Business Day before the requested date of such Redenomination that such Bank agrees to such Redenomination. which confirmation shall be notified to the Borrowers. If no confirmation is provided the Redenomination will not occur. Each Advance so requested to be Redenominated will be Redenominated, on the date specified therefor in such Notice of Redenomination, into an equivalent amount thereof in the currency requested in such Notice of Redenomination, such equivalent amount to be determined on such date in accordance with Section 2.7, and, upon being so Redenominated, will have an initial Interest Period as requested in such Notice of Redenomination.

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     2.1.7    Prepayment:

              (i) The Borrowers may prepay any Advance in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied, at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance; and (ii) during any period of time in which interest is accruing on any Advance on the basis of the Eurocurrency Rate or the Cost of Funds Rate, no prepayment shall be made except on a day which is the last day of the Interest Period pertaining thereto provided, however, if the whole or any part of any Fixed Rate Advance is prepaid by reason of acceleration or otherwise, the Borrower shall jointly and severally upon the Bank's request, promptly pay to and indemnify the Bank for all costs and any loss actually incurred by the Bank, excluding loss of profit on any margin, but including any loss resulting from the re-employment of funds, sustained by the Bank as a consequence of such prepayment, and provided further, that any prepayment hereunder shall not be deemed to be an event of default.

              (ii) If, on the last day of any Interest Period, the equivalent in Dollars of the aggregate principal amount of all Eurocurrency Advances then outstanding when combined with the aggregate principal amount of all Variable Rate Advances and Cost of Funds Advances then outstanding exceeds the Line of Credit, the Borrowers shall jointly and severally on such last day prepay an aggregate principal amount of such Advances to the Bank in an amount at least equal to such excess, with accrued interest to the date of such prepayment on the principal amount prepaid.

              (iii) The Bank shall be entitled to fund all or any portion of its
                    Advances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of dollar deposits bearing interest at the same rate as U.S. Treasury securities in the amount of the relevant Advance and in maturities corresponding to the date of such purchase to the Expiration Date hereunder.

     2.1.8    Indemnification for Eurocurrency Rate and Cost of Funds Rate
              Costs: During any period of time in which interest on any Advance is accruing on the basis of the Eurocurrency Rate or the Cost of Funds Rate, the Borrowers shall jointly and severally, within 15 days of the Bank's written request, which request shall explain in reasonable detail the reason for such costs or payments, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to the Alternate Currency or Dollars or cost of funds used by the Bank in quoting and determining the Eurocurrency Rate or the Cost of Funds Rate under this Agreement. Bank shall use its best efforts to provide Borrowers, in advance, with an estimate of any such costs which may potentially be incurred hereunder.

     2.1.9 Eurocurrency Rate or Cost of Funds Rate Infeasible: In the event that the Bank shall at any time determine that the accrual of interest on the basis of the

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              Eurocurrency Rate or the Cost of Funds Rate (i) is infeasible at the time of any borrowing, continuation or Redenomination because the Bank is unable to determine the Eurocurrency Rate or Cost of Funds Rate due to the unavailability of Dollars or Alternate Currency deposits, contracts or time deposits in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to relevant Interest Period or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrowers, in which event such Fixed Rate Advance shall be immediately prepaid but then may be converted or Redenominated into a Variable Rate Advance at the election of the Borrowers.

     2.1.10 Failure to Borrow: In the case of any Fixed Rate Advance, the Borrowers shall jointly and severally indemnify Bank against any loss, cost or expense incurred by Bank as a result of any failure to borrow on the date specified for such Fixed Rate Advance (other than as a result of Bank's failure to make funds available for such Advance), including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund such Fixed Rate Advance to be made by Bank when such Fixed Rate Advance is not made on such date.

     2.1.11 Computations and Payments: Interest on any Advance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

     2.1.12 Loan Fee. The Borrowers promise and agree, concurrently with the execution and delivery of this Agreement, to pay to the Bank a non-refundable loan fee equal to .125% of the unused portion of the Line of Credit, payable quarterly in arrears on the last day of each March, June, September and December of each year.


2.2    LETTER OF CREDIT SUB-FACILITY

     2.2.1 Letter of Credit Sub-Facility: The Bank agrees to issue commercial and/or standby letters of credit (each a "Letter of Credit") on behalf of the Borrowers of up to $10,000,000.00. At no time, however, shall the total principal amount of all Advances outstanding under the Line of Credit, together with the total face amount of all Letters of Credit outstanding, less any partial draws paid by the Bank, exceed the Line of Credit.

              (i) Upon the Bank's request, the Borrowers shall promptly pay to the Bank issuance fees and such other fees, commissions, costs and any out-of-
              pocket expenses charged or incurred by the Bank with respect to any Letter of Credit.

        (ii) The commitment by the Bank to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of the Agreement, automatically terminate on the Expiration Date of the Letter of Credit and no Letter of Credit shall expire on a date which is 90 days after the Expiration Date.

        (iii) Each Letter of Credit shall be in form and substance satisfactory to the Bank and in favor of beneficiaries satisfactory to the Bank, provided that the Bank may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where the Bank, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit.

        (iv) Prior to the issuance of each Letter of Credit, but in no event later than 10:00 a.m. (California time) on the day such Letter of Credit is to be issued (which shall be a Business Day), the Borrowers shall deliver to the Bank a duly executed form of the Bank's standard form of application for issuance of a letter of credit with proper insertions.

        (v) The Borrowers shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Letter of Credit. In the event that the Borrowers fail to pay any drawing under any Letter of Credit or the balances in the depository account or accounts maintained by the Borrowers with Bank are insufficient to pay such drawing, without limiting the rights of Bank hereunder or waiving any Event of Default caused thereby, Bank may, and Borrowers hereby authorize the Bank to create an Advance bearing interest at the rate or rates provided in Section 9.2 hereof to pay such drawing.

2.3   ACCEPTANCE SUB-FACILITY

  2.3.1 Acceptance Sub-Facility: The Borrowers may from time to time request the Bank to accept one or more drafts drawn on the Bank for the account of the Borrowers (each an "Acceptance") of up to $5,000,000. At no time, however, shall the total principal balance of all Acceptances outstanding, together with the total face amount of all outstanding Letters of Credit less any partial draws paid by the Bank, exceed the sum of $10,000,000.00 and, together with the total principal balance of all Advances outstanding under the Line of Credit, exceed the Line of Credit.

        (i) Requests for Acceptances. Each request for an Acceptance shall be made in writing or by telephone confirmed in writing (each a "Request"), shall be irrevocable, and shall involve one or more drafts as described below. Each Request shall be delivered or communicated to the Bank no later than 10:00 a.m. (California time) on the day (which shall be a business day) on which the creation of an Acceptance is requested. By making any such Request, the Borrowers agree that all matters relating to each such Acceptance shall be governed hereby and the Borrowers restate all warranties and representations made by the Borrower herein as if made on the date of the Request and on the date that the Acceptance is created.

(ii) Acceptances. Each Acceptance shall be created upon a Request by the Bank's acceptance of a draft in form and substance satisfactory to the Bank (each a "Draft"). Each Draft shall: (i) be drawn on the Bank by or on behalf or for the account of the Borrowers in accordance with the provisions hereof ; (ii) have a minimum face amount of $100,000.00; (iii) be for the purpose of financing only those transactions permitted by Subsection 7 of Section 13 of the Federal Reserve Act, as amended from time to time; and (iv) mature not more than 180 days after the date thereof (provided that, if such date is not a Business Day, the maturity shall be extended to the next succeeding Business Day). However, no Draft shall mature after the Expiration Date. The Borrowers hereby warrant that any Acceptances relating to the importation or exportation of goods or relating to the domestic shipment of goods shall: (i) not have a term in excess of the period of time which is usual and reasonably necessary to finance transactions of the character of the underlying import or export transaction or the underlying domestic shipment; (ii) not, together with all other Acceptances relating to any such shipment, have an aggregate face amount exceeding the CIF value of such shipment; and (iii) not be created more than 30 days after the date of shipment of goods to which such Acceptance relates. Acceptances relating to the storage of goods shall be subject to the further conditions that: (i) at the time such Acceptance is created, the goods being stored are covered by a warehouse receipt issued by a bonded warehouse independent of the Borrowers and acceptable to the Bank; (ii) the goods covered by the warehouse receipt are readily marketable staples (as such term is defined in Section 13 of the Federal Reserve Act by the Board of Governors of the Federal Reserve System or by Federal Reserve Bulletins) held pending a reasonably immediate sale, distribution or shipment; and (iii) the face amount of the Acceptance relating to such goods does not exceed the fair market value of the goods.

(iii) Acceptance Liability. The Borrowers are obligated, and hereby unconditionally promise and agree, to pay the Bank, on the maturity date of each Acceptance or on such earlier date as may be required pursuant hereto, the face amount of each such Acceptance.

(iv) Acceptance Commissions. The Borrowers agree, upon acceptance by the Bank of each Draft and as a condition precedent to such Acceptance, to pay to the Bank a fee (the "Commission") in an amount equal to 1.5% per annum of the face amount of each Acceptance calculated on the basis of 360 days per year for the actual number of days (including the first day but excluding the last day) during the period which is for the term of the Draft.

          (v) Discount of Acceptances. The Bank agrees to discount any Acceptance that is created and presented to it for discount at a rate quoted by the Bank at the time the Acceptance is presented to the Bank for discount and for a similar dollar amount and a similar maturity as the Draft being presented to the Bank by the Borrowers for acceptance (the "Acceptance Discount Rate"). On the date any such Acceptance is presented for discount, the Bank shall: (i) cause the aggregate discounted amount (less any Commission then payable by the Borrowers to the Bank hereunder) to be made available to the Borrowers by crediting such amount to the Borrowers' demand deposit account maintained with the Bank, and (ii) advise the Borrowers of the Acceptance Discount Rate at which the Bank discounted such Acceptance. The Bank shall have the right, in its sole discretion, to sell, rediscount, hold or otherwise deal with or dispose of any such Acceptance discounted by it.

          (vi) Acceptance Collateral. Each Draft accepted by the Bank shall be secured by a security interest in the goods (as defined in the California Uniform Commercial Code) involved in the transaction out of which the Acceptance arose to the extent that such a security interest is either required by the Bank or in order that the relevant Acceptance conform to the requirements of
                 Section 13 of the Federal Reserve Act.

          (vii) Future Assessments. The Borrowers shall, within 15 days of the Bank's written request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Acceptance. Bank shall use its best efforts to provide Borrowers, in advance, with an estimate of any such costs which may potentially be incurred hereunder.

2.4    FOREIGN EXCHANGE SUB-FACILITY

   2.4.1 Foreign Exchange Sub-Facility: The Bank agrees to enter into FX Transactions with the Borrowers, at the Borrowers' request therefor made prior to the Expiration Date, provided however, that at no time shall the aggregate FX Risk Liability of the Borrowers exceed the FX Limit, and provided further, at no time shall the aggregate FX Risk Liability combined with the total face amount of all Letters of Credit outstanding, less any partial draws paid by the Bank, together with the total principal balance of all Acceptances outstanding, together with the total principal amount of all outstanding Advances, exceed the Line of Credit. Each FX Transaction shall be used to hedge the Borrowers' foreign exchange exposure.

          (i) Requests. Each request for a FX Transaction shall be made by telephone to the Bank's Treasury Department ("Request"), shall specify the Foreign Currency to be purchased or sold, the amount of such Foreign Currency and the Settlement Date. Each Request shall be communicated to the Bank no later than 3:00 p.m. California time on the Business Day on which the FX Transaction is requested.

            (ii) Tenor. No FX Transaction shall have a Settlement Date which is more than 365 days after the date of entry into such FX Transaction.

            (iii) Availability. Bank may refuse to enter into a FX Transaction with the Borrowers where the Bank, at its sole discretion, determines that (1) the requested Foreign Currency is unavailable, or (2) the Bank is not then dealing in the requested Foreign Currency, or (3) the Bank would be prohibited by any applicable law, rule, regulation or order from purchasing such Foreign Currency.

            (iv) Payment. Payment is due on the Settlement Date of the relevant FX Transaction. The Bank is hereby authorized by the Borrowers to charge the full settlement price of any FX Transaction against the depository account or accounts maintained by the Borrowers with the Bank on the Settlement Date. In the event that the Borrowers fail to pay the settlement price of any FX Transaction on the Settlement Date or the balances in the depository account or accounts maintained with Bank are insufficient to pay the settlement price, without limiting the rights of Bank hereunder or waiving any Event of Default caused thereby, Bank may , and Borrowers hereby authorize Bank to, create an Advance bearing interest at the Variable Rate to pay the settlement price on the Settlement Date.

            (v) Increased Costs. Borrowers shall, within 15 days of the Bank's written request promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any assessment, reserve, deposit, capital maintenance or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any FX Transaction. Bank shall use its best efforts to provide Borrowers, in advance, with an estimate of any such costs which may potentially be incurred hereunder.

            (vi) Impossibility of Performance. In the event that the Borrowers or the Bank cannot perform under a FX Transaction due to force majeure or an act of State or it becomes unlawful or impossible to perform, all in the good faith judgement of the Borrowers or the Bank, then upon notice to the other party, the Borrowers or the Bank may require the close-out and liquidation of the affected FX Transaction in accordance with the provisions of this Agreement

2.5  EQUIPMENT PURCHASE FACILITY

     2.5.1 Equipment Purchase Facility: The Bank hereby agrees to make loans and advances ("Advances") to assist the Borrowers in purchasing items of equipment, upon a request therefor made by the Borrowers to the Bank prior to November 30, 2000 (the "Equipment Purchase Facility"). Each Advance made hereunder shall be in an amount not to exceed 80% of the Value of the item(s) of Equipment being purchased; provided, however, that at no time shall the total aggregate outstanding principal amount of Advances made hereunder exceed the sum of $3,000,000.00; and provided further that the amount of any Advance which is repaid, in whole or in part, may not be reborrowed.

2.5.2 Equipment Account: The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Equipment Purchase Facility (the "Equipment Account").

2.5.3 Security Interest in Equipment. The Borrowers, shall execute and deliver to the Bank, security agreements, financing statements, disbursement instructions and such other documents and instruments which the Bank may require with respect to such Advance and the perfection of the Bank's security interest in the Equipment pertaining to such Advance.

2.5.4 Repayment: Unless sooner due in accordance with the terms of the Agreement, on the Expiration Date, each Borrower hereby jointly and severally promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding hereunder, together with all accrued and unpaid interest thereon.

2.5.5 Interest on Advances: Interest shall accrue from the date of each Advance under the Equipment Purchase Facility at one of the following rates, as quoted by the Bank and as elected by the Borrowers pursuant to Subsection
       (i) or Subsection (ii) or Subsection (iii) below:

       (i)   Variable Rate Advances: A variable rate per annum equivalent to the
             ----------------------
             Reference Rate (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance based upon the Variable Rate is hereinafter referred to as a "Variable Rate Advance".

       (ii)  Fixed Rate Advances: A fixed rate per annum quoted by the Bank for
             -------------------
             30, 60, 90 or 180 days or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) (the "Interest Period") for Advances in the minimum amount of $100,000.00. Such interest rate shall be a percentage approximately equivalent to the Applicable Margins plus the rate which the Bank determines in its sole and absolute discretion to be equal to the Bank's cost of acquiring funds (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase by the Bank of such funds) in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period (the "Fixed Rate"). Advances based upon the Fixed Rate are hereinafter referred to as "Fixed Rate Advances".

       (iii) LIBOR Advances: A fixed rate quoted by the Bank for one week, 1, 2,
             --------------
             3, or 6 months or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) (the "LIBOR Interest Period") for Advances in the minimum amount of $100,000.00. Such interest rate shall be a percentage approximately equivalent to the Applicable Margin plus the Bank's LIBOR Rate which is that rate determined by the Bank's Treasury Desk as being the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) of the U. S. dollar London

             Interbank Offered Rates for such period appearing on page 3750 (or such other page as may replace page 3750) of the Telerate screen at or about 11:00 a.m. (London time) on the second Business Day prior to the first days of such period (adjusted for any and all assessments, surcharges and reserve requirements) (the "LIBOR Rate"). An Advance based upon the LIBOR Rate is hereinafter referred to as a "LIBOR Advance".

       Interest on any Advance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

       Each Borrower hereby jointly and severally promises and agrees to pay interest in arrears on Variable Rate Advances on the last calendar day of each month.

       Interest on any LIBOR Advance or Fixed Rate Advance with a LIBOR Interest Period or Interest Period of 3 months or less shall be paid on the last day of the LIBOR Interest Period or Interest Period as the case may be. The Borrowers further promise and agree to pay the Bank interest on any LIBOR Advance or Fixed Rate Advance with a LIBOR Interest Period or Interest Period in excess of 3 months on a quarterly basis (i.e., on the last day of each 3 month period occurring in such LIBOR Interest Period or Interest Period) and on the last day of the LIBOR Interest Period or Interest Period.

       If interest is not paid as and when it is due, it shall be added to the principal, become and be treated as a part thereof, and shall thereafter bear like interest.

2.5.6 Notice of Borrowing: Upon written notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrowers may borrow under the Equipment Purchase Facility by requesting:

       (i)  A Variable Rate Advance or Fixed Rate Advance: A Variable Rate
            ---------------------------------------------
            Advance or Fixed Rate Advance may be made on the day notice is received by the Bank; provided, however, that if the Bank shall not have received notice at or before 2:00 a.m. on the day such Advance is requested to be made, such Variable Rate Advance or Fixed Rate Advance may, at the Bank's option, be made on the next Business Day.

       (ii) A LIBOR Advance: Notice of any LIBOR Advance shall be received by
            ---------------
            the Bank no later than two Business Days prior to the day (which shall be a Business Day) on which the Borrowers request such LIBOR Advance to be made.

2.5.7 Notice of Election to Adjust Interest Rate: Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrowers may elect:

       (i) That interest on a Variable Rate Advance shall be adjusted to accrue at the Fixed Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the Business Day on which the Borrowers request that interest be adjusted to accrue at the Fixed Rate.

       (ii) That interest on a Variable Rate Advance shall be adjusted to accrue at the LIBOR Rate; provided, however, that such notice shall be received by the Bank no later than two Business Days prior to the Business Day on which the Borrowers request that interest be adjusted to accrue at the LIBOR Rate.

       (iii) That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice (as prescribed herein) of the Borrowers' election that interest on any Fixed Rate Advance shall continue to accrue at the newly quoted Fixed Rate as the case may be the Borrowers shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the relevant Interest Period pertaining to such Advance.

       (iv) That (i) interest on a Fixed Rate Advance shall accrue at a newly quoted LIBOR Rate or (ii) interest on a LIBOR Advance shall continue to accrue at a newly quoted Fixed Rate or LIBOR Rate or shall be adjusted to commence to accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than two Business Days prior to the last day of the relevant Interest Period or LIBOR Interest Period, as applicable. If the Bank shall not have received notice as prescribed herein of the Borrowers' election that interest on (x) any Fixed Rate Advance shall accrue interest at a newly quoted LIBOR Rate or at a newly quoted Fixed Rate pursuant to subparagraph (c) hereinabove; or (y) any LIBOR Advance shall continue to accrue at the newly quoted Fixed Rate or LIBOR Rate as the case may be, the Borrowers shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the relevant Interest Period or LIBOR Interest Period pertaining to such Advance.

2.5.8 Prepayment: The Borrowers may prepay any Advance in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance; and (ii) during any period of time in which interest is accruing on any Advance on the basis of the LIBOR Rate or Fixed Rate, no prepayment shall be made except on a day which is the last day of the LIBOR Interest Period or Interest Period pertaining thereto. if the whole or any part of any LIBOR Advance or Fixed Rate Advance is prepaid by reason of acceleration or otherwise, the Borrower shall jointly and severally upon the Bank's request, promptly pay to and indemnify the Bank for all costs and any loss actually incurred by the Bank, excluding loss of profit on any margin, but including any loss resulting from the re-employment of funds, sustained by the Bank as a consequence of such prepayment, and provided further, that any prepayment hereunder shall not be deemed to be an event of default.

       The Bank shall be entitled to fund all or any portion of its Advances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of dollar deposits bearing interest at the same rate as U.S. Treasury securities in the amount of the relevant Advance and in maturities corresponding to the date of such purchase to the Expiration Date hereunder.

2.5.9 Indemnification for LIBOR Rate or Fixed Rate Costs: During any period of time in which interest on any Advance is accruing on the basis of the LIBOR Rate or Fixed Rate, the Borrowers shall, within 15 days of the Bank's written request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the LIBOR Rate or Fixed Rate. Bank shall use its best efforts to provide Borrowers, in advance, with an estimate of any such costs which may potentially be incurred hereunder.

2.5.10 Conversion from LIBOR Rate or Fixed Rate to Variable Rate: In the event that the Bank shall at any time determine that the accrual of interest on the basis of the LIBOR Rate or Fixed Rate (i) has become infeasible because the Bank is unable to determine the LIBOR Rate or Fixed Rate due to the unavailability of U.S. Dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant LIBOR Interest Period or Interest Period as the case may be or
        (ii) is or has become unlawful by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation guideline or order, then the Bank shall promptly give telephonic notice thereof (confirmed in writing) to the Borrowers, in which event any Advance bearing interest at either the LIBOR Rate or Fixed Rate as the case may be shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate and shall continue at such rate until the Bank determines that the LIBOR Rate or Fixed Rate is no longer infeasible or unlawful.

2.5.11 Term Loan Conversion: The Borrowers may, by giving written notice to the Bank at any time and from time to time, convert the principal balance outstanding under the Equipment Purchase Facility as of the Expiration Date of Equipment Purchase Facility to be payable on a term loan basis. The term loan (the "Term Loan") shall be in the amount of such outstanding principal balance and be for a term of 60 months and shall be evidenced by a promissory note in form and substance satisfactory to the Bank (the "Equipment Term Note", attached hereto as Exhibit 1). Accrued and unpaid interest under the Equipment Purchase Facility shall be paid to the Bank concurrently with the Borrowers' execution of the Term Note. In addition to the short term fixed rates not to exceed 12 months, the Borrower may fix the rate for the entire 60 month term loan at a Cost of Funds plus 1.50% or a Federal Funds plus 1.50%. For the Federal Funds Rate to apply a SWAP Agreement, which includes an ISDA Master Agreement with schedule to the Separate Master Agreement and a certified corporate resolution for such transaction, secured with a blanket lien will be required. Interest shall accrue and principal and interest shall be paid in accordance with the terms and provisions of the Term Note.

2.6    THE ACQUISITION LINE OF CREDIT

   2.6.1 The Acquisition Line of Credit: On terms and conditions as set forth herein, the Bank agrees to make Advances under the Acquisition Line of Credit, on a non-revolving basis, in Dollars or in Alternate Currency to the Borrowers from time to time from the date hereof to November 30, 1999, at which time the Acquisition Line must be paid in full or termed out pursuant to Section 2.6.11, and again the draw down period will be extended one more year to November 30, 2000, which is the Expiration Date at which time the Acquisition Line must be paid in full or termed out pursuant to Section 2.6.11, provided the aggregate amount of such Advances outstanding at any time does not exceed $15,000,000.00 or the equivalent in Alternate Currency (the "Acquisition Line of Credit"). Within the foregoing limits, the Borrowers may borrow, partially or wholly prepay, but may not reborrow, under this Section 2.1. Proceeds of the Acquisition Line of Credit shall be used to acquire companies in related lines of business as the Borrowers or that are involved in a manufacturing process or technology similar to those used by the Borrowers, provided that each such Advance shall be limited to $5,000,000 per transaction hereunder and subject to the following conditions.

          (i) Acquired companies must have a positive EBITDA on an after acquisition one year proforma basis, adjusted for nonrecurring expenses including income tax items and reduced payroll, etc., due to economies of scale. Borrower is to provide calculations.

          (ii) OSI must remain in full compliance with financial covenants on a proforma basis.

          (iii) Aggregate acquisitions in excess of $40 million in fiscal 1999 and $30 million in any fiscal year thereafter must be approved by the Bank.

          (iv) The purchase price of each acquisition may not exceed $25 million without Bank approval.

          (v) The cash component of each acquisition may not exceed $15 million without Bank's prior written approval.

          (vi) The business acquired must be in a related line of business as the Borrowers or involve manufacturing processes or technology similar to those used by the Borrowers.

          (vii) The Bank will have a first priority lien on assets acquired in domestic acquisitions and stock acquired in a domestic stock purchase will be assigned to Bank in a separate security agreement. The Bank will not have any lien on assets acquired in the acquisition of a Foreign Subsidiary and stock acquired in a foreign stock purchase will not be assigned to Bank.

          (viii) Borrower shall provide Bank with a written certification that all the above conditions are in compliance and provide a proforma cash flow schedule of acquired company with detail of expense reduction which results in a positive EBITDA.

            (ix) A funding fee equal to 0.25% at funding.

Prior acquisitions that had terms exceeding the terms of this Section or terms that were violations of the prior loan agreements are hereby waived on a one time basis and such waiver shall not be deemed a waiver of any future violations or terms of this Agreement.

     2.6.2 Making Acquisition Line Advances: Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of the Borrowers (i) when credited to any deposit account of any of the Borrowers maintained with the Bank or (ii) when paid in accordance with the Borrowers' written instructions. Subject to the requirements of Section 4, Advances shall be made by the Bank upon telephonic or facsimile request received from the Borrower, which request shall be received not later than 12:00 p.m. (Pacific Standard Time) on the date specified for a Variable Rate Advance, as hereinafter defined, and 11:00 a.m. (Pacific Standard Time) two business days prior to the date specified for a Eurocurrency Advance or a Cost of Funds Advance, as hereinafter defined, each of which dates shall be a Business Day. The rates for a Eurocurrency Advance or a Cost of Funds Advance shall be set on the same Business Day as the request is received if received by 11:00 a.m. and on the next Business Day if received after 11:00 a.m.. Requests for Advances received after such time may, at the Bank's option, be deemed to be a request for an Advance to be made on the next succeeding Business Day for a Variable Rate Advance and the third succeeding Business Day for a Eurocurrency Advance or a Cost of Funds Advance.

     2.6.3 Repayment: On November 30, 1999, and on the Expiration Date, each Borrower hereby jointly and severally promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding, together with all accrued and unpaid interest thereon, provided, however, that any Advance denominated in Dollars must be repaid in Dollars and any Advance denominated in an Alternate Currency must be repaid in the same Alternate Currency.

     2.6.4 Interest on Advances: Interest shall accrue from the date of each Advance under the Acquisition Line of Credit at Variable Rate or at the Eurocurrency Rate or Cost of Funds Rate plus the Applicable Margin, each as quoted by the Bank and as elected by the Borrowers hereinbelow:

            Eurocurrency Advances and Cost of Funds Advances are sometimes hereinafter referred to as a "Fixed Rate Advance".

            Interest on Variable Rate Advances and Cost of Funds Advances shall be paid in Dollars in monthly installments commencing on the first day of the month following the date of the first such Advance and continuing on the first day of each month thereafter.

            Interest on any Eurocurrency Advance shall be paid on the last day of the Eurocurrency Interest Period pertaining to such Eurocurrency Advance and shall be paid in Dollars or in the relevant Alternate Currency as the case may be. Each Borrower further jointly and severally promises and agrees to pay the Bank interest on any Eurocurrency Advance with an Eurocurrency Interest Period in excess of

       90 days on a quarterly basis (i.e., on the last day of each 90-day period occurring in such Eurocurrency Interest Period) and on the last day of the relevant Eurocurrency Interest Period.

       If interest is not paid as and when it is due, it shall be added to the principal, become and be treated as a part thereof, and shall thereafter bear like interest.

2.6.5 Notice of Election to Adjust Interest Rate: The Borrowers may elect that interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Eurocurrency Rate or Cost of Funds Rate; provided, however, that such notice shall be received by the Bank no later than 11:00 a.m. two business days prior to the last day of the Eurocurrency Interest Period for a Eurocurrency Advance and 1:00 p.m. one business day prior to the last day of a Cost of Funds Interest Period for a Cost of Funds Advance. Such notice may be by telephone if confirmed in writing by telecopy with the original of such writing deposited in the US mail or with an air courier on the same day. The Bank shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above that the Bank believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of any Borrower and upon any borrowing, Redenomination or continuation by the Bank in accordance with this Agreement pursuant to any telephonic notice, each Borrower shall have effected the borrowing, redenomination or continuation of Advances hereunder. The Borrowers may elect that interest on a Fixed Rate Advance shall accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than one business day prior to the last day of the Interest Period pertaining to such Fixed Rate Advance, and provided further, however, that such Fixed Rate Advance shall be in Dollars or Redenominated in Dollars pursuant to the terms hereinbelow. If the Bank shall not have received notice (as prescribed herein) of Borrowers' election that interest on any Fixed Rate Advance shall continue to accrue at the newly quoted Eurocurrency Rate or Cost of Funds Rate or Variable Rate as the case may be, the Borrowers shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate then in effect and any Alternate Currency shall be Redenominated in Dollars.

2.6.6 Redenomination of Advances: The Borrowers may, upon notice given to the Bank at least four Business Days prior to the date of the proposed Redenomination, request that a Eurocurrency Advance be Redenominated from Dollars into an Alternate Currency or from an Alternate Currency into Dollars or another Alternate Currency; provided, however, that any Redenomination shall be made on, and only on, the last day of an Interest Period for such Advances. Each such notice of request of a Redenomination ("Notice of Redenomination") shall be by telecopier, telex or cable, confirmed immediately in writing, or may be by telephone if confirmed in writing by telecopy with the original of such writing deposited in the US mail or with an air courier on the same day, and the Bank shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above that the Bank believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of any Borrower and upon any borrowing, Redenomination or continuation by the Bank in accordance with this Agreement pursuant to any telephonic notice, the Borrowers shall have effected the borrowing, redenomination or continuation of Advances hereunder, specifying (i) the Eurocurrency Advance(s) to be Redenominated, (ii) the date of the proposed Redenomination, (iii) the Alternate currency into which such Advances are to be Redenominated, and (iv) the duration of the Interest Period for such Advances upon being so Redenominated. In the case of a Notice of Redenomination which requests a Redenomination of Advances into an Alternate Currency, such Redenomination is subject to confirmation by Bank not later than the third Business Day before the requested date of such Redenomination that such Bank agrees to such Redenomination. which confirmation shall be notified to the Borrowers. If no confirmation is provided the Redenomination will not occur. Each Advance so requested to be Redenominated will be Redenominated, on the date specified therefor in such Notice of Redenomination, into an equivalent amount thereof in the currency requested in such Notice of Redenomination, such equivalent amount to be determined on such date in accordance with Section 2.7, and, upon being so Redenominated, will have an initial Interest Period as requested in such Notice of Redenomination.

2.6.7  Prepayment:

       (i) The Borrowers may prepay any Advance in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied, at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance; and (ii) during any period of time in which interest is accruing on any Advance on the basis of the Eurocurrency Rate or the Cost of Funds Rate, no prepayment shall be made except on a day which is the last day of the Interest Period pertaining thereto provided, however, if the whole or any part of any Fixed Rate Advance is prepaid by reason of acceleration or otherwise, the Borrower shall jointly and severally upon the Bank's request, promptly pay to and indemnify the Bank for all costs and any loss actually incurred by the Bank, excluding loss of profit on any margin, but including any loss resulting from the re-employment of funds, sustained by the Bank as a consequence of such prepayment, and provided further, that any prepayment hereunder shall not be deemed to be an event of default.

       (ii) If, on the last day of any Interest Period, the equivalent in Dollars of the aggregate principal amount of all Eurocurrency Advances then outstanding when combined with the aggregate principal amount of all Variable Rate Advances and Cost of Funds Advances then outstanding exceeds the Acquisition Line of Credit, the Borrowers shall jointly and severally on such last day prepay an aggregate principal amount of such Advances to the Bank in an amount at least equal to such excess, with accrued interest to the date of such prepayment on the principal amount prepaid.

       (iii) The Bank shall be entitled to fund all or any portion of its Advances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of dollar deposits bearing interest at the same rate as U.S. Treasury securities in the amount of the relevant Advance and in maturities corresponding to the date of such purchase to the Expiration Date hereunder.

2.6.8  Indemnification for Eurocurrency Rate and Cost of Funds Rate Costs:
       During
        any period of time in which interest on any Advance is accruing on the basis of the Eurocurrency Rate or the Cost of Funds Rate, the Borrowers shall jointly and severally, within 15 days of the Bank's written request, which request shall explain in reasonable detail the reason for such costs or payments, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to the Alternate Currency or Dollars or cost of funds used by the Bank in quoting and determining the Eurocurrency Rate or the Cost of Funds Rate under this Agreement. Bank shall use its best efforts to provide Borrowers, in advance, with an estimate of any such costs which may potentially be incurred hereunder.

2.6.9 Eurocurrency Rate or Cost of Funds Rate Infeasible: In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Eurocurrency Rate or the Cost of Funds Rate (i) is infeasible at the time of any borrowing, continuation or Redenomination because the Bank is unable to determine the Eurocurrency Rate or Cost of Funds Rate due to the unavailability of Dollars or Alternate Currency deposits, contracts or time deposits in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to relevant Interest Period or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrowers, in which event such Fixed Rate Advance shall be immediately prepaid but then may be converted or Redenominated into a Variable Rate Advance at the election of the Borrowers.

2.6.10 Failure to Borrow: In the case of any Fixed Rate Advance, the Borrowers shall jointly and severally indemnify Bank against any loss, cost or expense incurred by Bank as a result of any failure to borrow on the date specified for such Fixed Rate Advance (other than as a result of Bank's failure to make funds available for such Advance), including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund such Fixed Rate Advance to be made by Bank when such Fixed Rate Advance is not made on such date.

2.6.11 Computations and Payments: Interest on any Advance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

2.6.12 Term Loan Conversion: The Borrowers may, by giving written notice to the Bank at any time and from time to time, convert the principal balance outstanding under the Acquisition Line of Credit to be payable on a term loan basis. The term loan (the "Acquisition Term Loan") shall be in the amount of such outstanding principal balance and shall be for a period of 48 months and shall be evidenced by a promissory note in form and substance satisfactory to the Bank (the "Acquisition Term Note" attached as Exhibit 2). Accrued and unpaid interest under the Acquisition Line of Credit shall be paid to the Bank concurrently with the Borrowers' execution of the Acquisition Term Note. In addition to the short term fixed rates not to exceed 12 months, the Borrower may fix the rate for the entire 48 month term loan at a Cost of Funds plus 1.50% or a Federal Funds plus 1.50%. For the Federal Funds Rate to apply a SWAP Agreement, which includes an ISDA Master Agreement with schedule to the Separate Master Agreement and a certified corporate resolution for such transaction, secured with a blanket lien will be required. Interest shall accrue and principal and interest shall be paid in accordance with the terms and provisions of the Term Note.

     2.6.13 Loan Fee. The Borrowers promise and agree to pay to the Bank a non-refundable funding fee of .25% on the acquisition facility on funding.

2.7 Currency Equivalents: For purposes of the provisions of this Section 2, (i) the equivalent in Dollars of any Alternate Currency shall be determined by using the quoted spot rate at which Bank's principal office in Los Angeles offers to exchange Dollars for such Alternate Currency at 9:00 A.M. (Los Angeles time) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternate Currency of any other Alternate Currency shall be determined by using the quoted spot rate at which Bank's principal office in Los Angeles offers to exchange such Alternate Currency for the equivalent in Dollars of such other Alternate Currency at 9:00 A.M. (Los Angeles time) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternate Currency of Dollars shall be determined by using the quoted spot rate at which Bank's principal office in Los Angeles offers to exchange such Alternate Currency for Dollars at 9:00 A.M. (Los Angeles time) two Business Days prior to the date on which such equivalent is to be determined. Except as specified hereinabove, the equivalent in Dollars of each Eurocurrency Rate Advance made in an Alternative Currency shall be recalculated hereunder on each date that it shall be necessary to determine the unused portion of Bank's Line of Credit or any or all Advance or Advances outstanding on such date.

2.8  Term Loan:

     2.8.1 Term Loan: On the terms and conditions as set forth herein, the Bank agrees to lend to the Borrowers, in one drawing, upon the Borrowers' request therefore made prior to October 15, 1999, up to the maximum amount of $3,000,000 (the "Term Loan").

     2.8.2 Making the Term Loan. The Term Loan shall be conclusively deemed to have been made at the request of and for the benefit of the Borrowers (i) when credited to any deposit account of the Borrowers maintained with the Bank or (ii) when paid in accordance with Borrowers' written instructions.

     2.8.3 Interest. Interest on the Term Loan Balance shall accrue from the date of funding under the Term Loan at one of the following rates, as quoted by the Bank and as elected by the Borrowers pursuant to Subsection (i) or Subsection (ii) or Subsection (iii) below:

     (i)    Variable Rate Balances: A variable rate per annum equivalent to the
            ----------------------
            Reference Rate (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. A Balance based upon the Variable Rate is hereinafter referred to as a "Variable Rate Balance".

     (ii)   Fixed Rate Balances: A fixed rate per annum quoted by the Bank for
            -------------------
            30, 60, 90 or 180 days or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) (the "Interest Period") for Balances in the minimum amount of $100,000.00. Such interest rate shall be a percentage approximately equivalent to the Applicable Margins plus the rate which the Bank determines in its sole and absolute discretion to be equal to the Bank's cost of acquiring funds (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase by the Bank of such funds) in an amount approximately equal to the amount of the relevant Balance and for a period of time approximately equal to the relevant Interest Period (the "Fixed Rate"). A Balance based upon the Fixed Rate are hereinafter referred to as a "Fixed Rate Balance".

     (iii)  LIBOR Balances: A fixed rate quoted by the Bank for one week, 1, 2,
            --------------
            3, or 6 months or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) (the "LIBOR Interest Period") for Balances in the minimum amount of $100,000.00. Such interest rate shall be a percentage approximately equivalent to the Applicable Margin plus the Bank's LIBOR Rate which is that rate determined by the Bank's Treasury Desk as being the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) of the U. S. dollar London Interbank Offered Rates for such period appearing on page 3750 (or such other page as may replace page 3750) of the Telerate screen at or about 11:00 a.m. (London time) on the second Business Day prior to the first days of such period (adjusted for any and all assessments, surcharges and reserve requirements) (the "LIBOR Rate"). A Balance based upon the LIBOR Rate is hereinafter referred to as a "LIBOR Balance".

     In addition to the interest rates already stated, Borrower may fix the rate for the entire 60 month term loan at a Cost of Funds plus 1.50% or a Federal Funds plus 1.50%. For the Federal Funds Rate to apply, a SWAP Agreement, including an ISDA Master Agreement with schedule to the Separate Master Agreement and a certified corporate resolution for such transaction, secured with a blanket lien, will be required. Interest shall accrue and principal and interest shall be paid in accordance with the terms and provisions of Paragraph 2.8.8 hereunder.

     Interest on any Balance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

     Each Borrower hereby jointly and severally promises and agrees to pay interest on the Term Loan, in arrears, on the last calendar day of each month.

       Interest on any LIBOR Advance or Fixed Rate Advance with a LIBOR Interest Period or Interest Period of 3 months or less shall be paid on the last day of the LIBOR Interest Period or Interest Period as the case may be. The Borrowers further promise and agree to pay the Bank interest on any LIBOR Advance or Fixed Rate Advance with a LIBOR Interest Period or Interest Period in excess of 3 months on a quarterly basis (i.e., on the last day of each 3 month period occurring in such LIBOR Interest Period or Interest Period) and on the last day of the LIBOR Interest Period or Interest Period.

       If interest is not paid as and when it is due, it shall be added to the principal, become and be treated as a part thereof, and shall thereafter bear like interest.

2.8.4 Notice of Election to Adjust Interest Rate: Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrowers may elect:

       (i) That interest on a Variable Rate Balance shall be adjusted to accrue at the Fixed Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the Business Day on which the Borrowers request that interest be adjusted to accrue at the Fixed Rate.

       (ii) That interest on a Variable Rate Balance shall be adjusted to accrue at the LIBOR Rate; provided, however, that such notice shall be received by the Bank no later than two Business Days prior to the Business Day on which the Borrowers request that interest be adjusted to accrue at the LIBOR Rate.

       (iii) That interest on a Fixed Rate Balance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the last day of the Interest Period pertaining to such Fixed Rate Balance. If the Bank shall not have received notice (as prescribed herein) of the Borrowers' election that interest on any Fixed Rate Balance shall continue to accrue at the newly quoted Fixed Rate as the case may be the Borrowers shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the relevant Interest Period pertaining to such Balance.

       (iv) That (i) interest on a Fixed Rate Balance shall accrue at a newly quoted LIBOR Rate or (ii) interest on a LIBOR Balance shall continue to accrue at a newly quoted Fixed Rate or LIBOR Rate or shall be adjusted to commence to accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than two Business Days prior to the last day of the relevant Interest Period or LIBOR Interest Period, as applicable. If the Bank shall not have received notice as prescribed herein of the Borrowers' election that interest on any Fixed Rate Balance shall accrue interest at a newly quoted LIBOR Rate or at a newly quoted Fixed Rate pursuant to subparagraph (c) hereinabove; or any LIBOR Balance shall continue to accrue at the newly quoted Fixed Rate or LIBOR Rate as the case may be, the Borrowers shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the relevant Interest Period or LIBOR Interest Period pertaining to such Balance.

2.8.5 Prepayment: The Borrowers may prepay any Balance in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance; and (ii) during any period of time in which interest is accruing on any Balance on the basis of the LIBOR Rate or Fixed Rate, no prepayment shall be made except on a day which is the last day of the LIBOR Interest Period or Interest Period pertaining thereto. if the whole or any part of any LIBOR Balance or Fixed Rate Balance is prepaid by reason of acceleration or otherwise, the Borrower shall jointly and severally upon the Bank's request, promptly pay to and indemnify the Bank for all costs and any loss actually incurred by the Bank, excluding loss of profit on any margin, but including any loss resulting from the re-employment of funds, sustained by the Bank as a consequence of such prepayment, and provided further, that any prepayment hereunder shall not be deemed to be an event of default.

       The Bank shall be entitled to fund all or any portion of its Balances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of dollar deposits bearing interest at the same rate as U.S. Treasury securities in the amount of the relevant Advance and in maturities corresponding to the date of such purchase to the Expiration Date hereunder.

2.8.6 Indemnification for LIBOR Rate or Fixed Rate Costs: During any period of time in which interest on any Advance is accruing on the basis of the LIBOR Rate or Fixed Rate, the Borrowers shall, within 15 days of the Bank's written request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the LIBOR Rate or Fixed Rate. Bank shall use its best efforts to provide Borrowers, in advance, with an estimate of any such costs which may potentially be incurred hereunder.

2.8.7 Conversion from LIBOR Rate or Fixed Rate to Variable Rate: In the event that the Bank shall at any time determine that the accrual of interest on the basis of the LIBOR Rate or Fixed Rate (i) has become infeasible because the Bank is unable to determine the LIBOR Rate or Fixed Rate due to the unavailability of U.S. Dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant LIBOR Interest Period or Interest Period as the case may be or (ii) is or has become unlawful by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation guideline or order, then the Bank shall promptly give telephonic notice thereof (confirmed in writing) to the Borrowers, in which event any Advance bearing interest at either the LIBOR Rate or Fixed Rate as the case may be shall be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate and shall continue at such rate until the

            Bank determines that the LIBOR Rate or Fixed Rate is no longer infeasible or unlawful.

     2.8.8 Repayment. The Term Loan will amortize over 7 years but will be due in 5 years. The Borrowers hereby promise and agree to pay principal as follows: Commencing on December 1, 1999, and continuing monthly thereafter up to and including October 1, 2004, principal shall be paid monthly on the 1st of each month in 59 installments of $35,714.29. On November 1, 2004 of the Term Loan, the Borrowers hereby promise and agree to pay a balloon payment to the Bank of the entire unpaid principal balance, together with accrued and unpaid interest.

2.9  Facility and Sub-Facility Accounts:

     2.9.1 The Bank shall maintain on its books a record of each separate facility by an account in which the Bank shall make entries for each Advance on each facility and such other debits and credits as shall be appropriate in connection with the credit facilities granted hereunder (the "Line Account, Equipment Account, Foreign Exchange Account, Acceptances Account, Letter of Credit Account, Acquisition Account" and "Term Loan Account"). The Bank shall provide the Borrowers with a statement of the Borrowers' Accounts, which statements shall be considered to be correct and conclusively binding on the Borrowers unless the Borrowers notify the Bank to the contrary within 18 months after the Borrowers' receipt of any such statement which it deems to be incorrect.

     2.9.2 The Borrowers hereby authorize the Bank to charge, from time to time, against any or all of the Borrowers' deposit accounts with the Bank any amount so due under this Agreement, including, but not limited to, account #261535176 maintained with the Bank's Rosemead Office (CBC).

     2.9.3 If any payment required to be made by the Borrowers hereunder become due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. All payments required to be made hereunder shall be made to the office of the Bank designated for the receipt of notices herein or such other office as Bank shall from time to time designate.

2.10 Late Payment: In addition to any other rights the Bank may have hereunder, if any payment of principal or interest or any portion thereof, under this Agreement for any of the facilities is not paid within 10 days of when due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

                                    SECTION

                                       3

                                  COLLATERAL

3.1 The Collateral: To secure payment and performance of all the Borrowers' Obligations under this Agreement and all other liabilities, loans, guarantees, covenants and duties owed by the Borrowers to the Bank, whether or not evidenced by this or by any other agreement, absolute or contingent, due or to become due, now existing or hereafter and howsoever created, the Borrowers hereby grant the Bank a security interest in and to all of the following property ("Collateral"):

          (i) Equipment. All goods now owned or hereafter acquired by any of the Borrowers or in which any of the Borrowers now have or may hereafter acquire any interest, excluding goods of any Foreign Subsidiary, including, but not limited to, all machinery, equipment, furniture, furnishings, fixtures, tools, supplies and motor vehicles of every kind and description, and all additions, accessions, improvements, replacements and substitutions thereto and thereof (the "Equipment").

          (ii) Inventory. All inventory now owned or hereafter acquired by any of the Borrowers, excluding any Foreign Subsidiary, including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of such Borrower's custody or possession, together with all returns on accounts (the "Inventory").

          (iii) Accounts. All accounts, contract rights and general intangibles now owned or hereafter created or acquired by any of the Borrowers, including, but not limited to, all receivables, goodwill, trademarks, trademark applications, trade styles, trade names, patents, patent applications, copyrights and copyright applications, customer lists, business records and computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral, provided however that the accounts, contract rights and general intangibles of the Borrowers' foreign affiliates and subsidiaries shall not be included hereunder.

          (iv) Documents. All documents, instruments and chattel paper now owned or hereafter acquired by any of the Borrowers, including, but not limited to, warehouse and other receipts, bills of sale and bills of lading, provided, however, that any document or instrument that derives its value by reference to either the stock of, or the assets of, a Foreign Subsidiary, are excluded.

          (v) Monies. All monies, deposit accounts, certificates of deposit and securities of any of the Borrowers now or hereafter in the Bank's or its agents' possession, excluding any interest in accounts of any Foreign Subsidiary.

          (vi) Securities. All securities, stocks, and other instruments or certificates of shares, in domestic subsidiaries acquired in the future to be delivered to Bank and to be evidenced by a separate Security Agreement in favor of the Bank. Securities owner by any Foreign Subsidiaries are excluded.

The Bank's security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereon.

The security interest granted to Bank in the Collateral shall not secure or be deemed to secure any Indebtedness of the Borrowers to the bank which is, at the time of its creation, subject to the provisions of any state or federal consumer credit or truth-in-lending disclosure statutes.


                                    SECTION

                                       4

                             CONDITIONS PRECEDENT

4.1 Conditions Precedent to the Initial Advance: The obligation of the Bank to make the initial Advance and the first extension of credit to or on account of the Borrowers hereunder is subject to the conditions precedent that the Bank shall have received before the date of such initial Advance and such first extension of credit all of the following, in form and substance satisfactory to the Bank:

          (i) Authority to Borrow. Evidence that the execution, delivery and performance by the Borrowers of this Agreement and any document, instrument or agreement required hereunder have been duly authorized.

          (ii) Audit. The Bank shall have conducted an audit of each of the Borrowers' books, records and operations and the Bank shall be satisfied as to the condition thereof.

          (iii) Miscellaneous. Such other evidence as the Bank may request to establish the consummation of the transaction contemplated hereunder and compliance with the conditions of this Agreement.

4.2 Conditions Precedent to All Advances: The obligation of the Bank to make each Advance and each other extension of credit to or on account of the Borrowers (including the initial Advance and the first extension of credit) shall be subject to the further conditions precedent that, on the date of each Advance or each extension of credit and after the making of such Advance or extension of credit:

          (i) Subsequent Approvals. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

          (ii)  Representations and Warranties. The representations contained in
                Section 5 and in any other document, instrument or certificate delivered to the Bank hereunder are true, correct and complete.

          (iii) Event of Default. No event has occurred and is continuing which constitutes, or with the lapse of time or giving of notice or both, would constitute an Event of Default.

          (iv) Collateral. The security interest in the Collateral has been duly authorized, created and perfected with first priority and is in full force and effect.

The Borrowers' acceptance of the proceeds of any loan, advance or extension of credit or the Borrowers' execution of any document or instrument evidencing or creating any Obligation hereunder shall be deemed to constitute the Borrowers' representation and warranty that all of the above statements are true and correct.

                                    SECTION

                                       5

                        REPRESENTATIONS AND WARRANTIES

     Each of the Borrowers, jointly and severally, hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

5.1 Status: All Borrowers are corporations duly organized and validly existing under the laws of the state of California and are properly licensed and are qualified to do business and in good standing in, and, where necessary to maintain each Borrower's rights and privileges, such Borrower has complied with the fictitious name statute of every jurisdiction in which such Borrower is doing business.

5.2 Authority: The execution, delivery and performance by each of the Borrowers of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to such Borrower; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws; or violate any provision of its partnership agreement, or require any consent or approval of its members or violate any provision of its articles of organization or operating agreement, each as the case may be applicable herein.

5.3 Legal Effect: This Agreement constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of each of the Borrowers enforceable against such Borrower in accordance with their respective terms.

5.4 Fictitious Trade Styles: There are no fictitious trade styles used by the Borrowers in connection with their business operations. The Borrowers shall notify the Bank not less than 30 days prior to effecting any change in the matters described herein or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

5.5 Financial Statements: The Companies' consolidated financial statements, information and other data which may have been or which may hereafter be submitted by the Borrowers to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Bank, each of the Borrowers, jointly and severally, represents and warrants that no material adverse change in any of the Borrowers' financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

5.6 Litigation: Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of any of the Borrowers, threatened against or affecting any of the Borrowers or such Borrower's properties before any court or administrative agency which, if determined adversely to such Borrower, would have a material adverse effect on the Borrower's financial condition or operations or on the Collateral.

5.7 Title to Assets: Each of the Borrowers has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

5.8 ERISA: If any of the Borrowers has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

5.9 Taxes: Each of the Borrowers has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

5.10 Margin Stock. The proceeds of any loan or advance hereunder will not be used to purchase or carry margin stock as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System.

5.11 Environmental Compliance. The operations of each of the Borrowers comply, and during the term of this Agreement will at all times comply, in all material respects with all Environmental Laws; each of the Borrowers has obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and
                                              ---------------------
       necessary for its ordinary course operations, all such Environmental Permits are in good standing, and such Borrower is in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its present property or operations is subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of such Borrower that would reasonably be expected to give rise to Environmental Claims; provided, however, that with respect to property leased from an unrelated
       --------
       third party, the foregoing representation is made to the best knowledge of such Borrower. In addition, (i) none of the Borrowers have any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) each of the Borrowers has notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

                                    SECTION

                                   COVENANTS

Each Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as each Borrower is indebted to the Bank under this Agreement, each Borrower will, unless the Bank shall otherwise consent in writing:

6.1 Reporting and Certification Requirements: Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

          (i) Not later than 125 days after the end of each Companies' fiscal year, a copy of the annual audited consolidated financial report of the Companies for such year, prepared by a firm of certified public accountants acceptable to Bank and accompanied by an unqualified opinion of such firm plus a copy of the Companies consolidating financial projections for the upcoming 3 years and 10K report.

          (ii) Not later than 50 days after the end of each fiscal quarter, the Companies' consolidating financial statement and not later than 50 days after the end of each of the first three fiscal quarters Borrower's 10Q report as of the end of such period.

          (iii) Concurrently with the delivery of the financial reports required hereunder, a compliance certificate stating that each Borrower is in compliance with all covenants contained herein and that no Event of Default or potential Event of Default has occurred or is continuing, and certified to by the chief financial officer of each Borrower.

          (iv) Promptly upon the Bank's request, such other information pertaining to any Borrower or the Company, the Collateral or any guarantor hereunder as the Bank may reasonably request.

6.2 Financial Condition: Each Borrower promises and agrees, during the term of this Agreement and until payment in full of all of the Borrowers' Obligations, the Companies will maintain at all times on a consolidated basis:

          (i) Net Worth. A minimum Effective Tangible Net Worth of at least $50,000,000.00.

          (ii) Quick Ratio. A ratio of the sum of cash, cash equivalents and accounts receivable to Current Liabilities plus debt under working capital line maturing in more than one year of not less than .80 to 1.

          (iii) Debt Coverage Ratio. A ratio of EBITDA to the sum of interest expense and the current portion of long term Debt of not less than 2 to 1, measured at the end of each fiscal quarter based upon the immediately preceding three fiscal quarters and the current quarter just ended.

          (iv) Losses. Not allow any quarterly losses, excluding any extraordinary items associated with an acquisition.

          (v) Funded Debt Ratio. A ratio of Funded Debt to EBITDA of not more than 3 to 1 on a rolling 4 quarters basis.

6.3 Preservation of Existence; Compliance with Applicable Laws: Maintain and preserve its existence and all rights and privileges now enjoyed; and conduct its business and operations in accordance with all applicable laws, rules and regulations.

6.4 Merge or Consolidate: Not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization, provided however, that the Borrowers may make business acquisitions of up to $40,000,000 in fiscal year 1999 and $30,000,000 in any one fiscal year thereafter, provided however, that any acquired company must have a positive EBITDA and the total purchase price may not exceed $25,000,000 of which not more than $15,000,000 may be in cash.

6.5 Maintenance of Insurance: Keep and maintain the Collateral insured for not less than its full replacement value against all risks of loss and damage, other than earthquake insurance, and maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which each Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank.

     With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon 10 days' prior written notice to the Bank. Upon the Bank's request, the Borrowers shall furnish the Bank with the original policy or binder of all such insurance.

6.6 Maintenance of Collateral and Other Properties: Except for Permitted Liens, keep and maintain the Collateral free and clear of all levies, liens, encumbrances and security interests (including, but not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest; comply with all laws, statutes and regulations pertaining to the Collateral and its use and operation; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents as necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof; maintain accurate and complete records of the Collateral which show all sales, claims and allowances; and properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear. Each Borrower shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

6.7 Payment of Obligations and Taxes: Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, any Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

6.8 Inspection Rights and Accounting Records: Each Borrower will maintain adequate books and records in accordance with generally accepted accounting principals consistently applied and in a manner otherwise acceptable to Bank, and, at any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of each Borrower and discuss the business and operations of each Borrower with any employee or representative thereof. If any Borrower shall maintain any records (including, but not limited to, computer generated records or computer programs for the generation of such records) in the possession of a third party, such Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records which it may request, all at such Borrower's expense, the amount of which shall be payable immediately upon demand.

6.9 Payment of Dividends: Not declare or pay any dividends on any class of stock now or hereafter outstanding except dividends payable solely in each Borrower's capital stock.

6.10 Redemption or Repurchase of Stock: Not redeem or repurchase any class of each Borrower's stock now or hereafter outstanding, except stock in an amount of up to $12,000,000.00 in any one fiscal year.

6.11 Loans: Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, partners, employees of any Borrower, except for credit extended in the Ordinary Course of Business as presently conducted and except up to $350,000.00 in any one fiscal year.

6.12 Additional Indebtedness: Not, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness other than
       (i) Indebtedness owed or to be owed to the Bank or (ii) Indebtedness to trade creditors incurred in the ordinary course of the Borrower's business or (iii) Indebtedness presently owed to Wells Fargo HSBC Trade Bank or (iv) Indebtedness owed by foreign subsidiaries.

6.13 Liens and Encumbrances: Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for Permitted Liens or as otherwise provided in this Agreement and except liens in favor of the Borrower's foreign subsidiaries and Wells Fargo HSBC Trade Bank.

6.14 Capital Expense: Not make any fixed capital expenditure or any commitment therefor, including, but not limited to, incurring liability for leases which would be, in accordance with generally accepted accounting principles, reported as capital leases, or purchase any real or personal property in an aggregate amount exceeding $5,000,000 in any one fiscal year, excluding assets acquired as the result of any acquisition.

6.15 Transfer Assets: Not, after the date hereof, sell, contract for sale, convey, transfer, assign, lease or sublet, any of its assets (including, but not limited to, the Collateral) except in the Ordinary Course of Business and, then, only for full, fair and reasonable consideration or except as such might occur between or among the Borrowers.

6.16 Change in Nature of Business: Not make any material change in each of their financial structure or the nature of each of their business as existing or conducted as of the date hereof.

6.17 Compensation of Employees: Compensate its employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

6.18 Notice: Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which any Borrower is a party and in which the claim or liability exceeds $500,000.00 or which affects the Collateral; (iii) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of any Borrower, and (iv) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against any Borrower or any of its properties.

6.19 Environmental Compliance: Each Borrower shall conduct its operations and keep and maintain all of its property in material compliance with all Environmental Laws and, upon the written request of the Bank, the Borrowers shall submit to the Bank, at the Borrowers' sole cost and expense, at reasonable intervals, a report providing the status of any environmental, health or safety compliance, hazard or liability.

6.20   Inventory:

          (i) Except as provided herein below, the Borrowers' inventory shall, at all times, be in each Borrower's physical possession, shall not be held by others on consignment, sale on approval, or sale or return and shall be kept only at: 12515,12525,12533,and 12605 Chadron Ave, Hawthorne, California 90250; 3232 West El Segundo Blvd., Hawthorne, California 90250; 2006 Government Street, Ocean Springs, Mississippi 39564; 9305 W. National, West Allis, Wisconsin 53227; 250 Phillips Boulevard, Ewing, New Jersey, 08618; and 46583 Fremont Boulevard, Fremont, California 94538.

          (ii)  Each Borrower shall keep correct and accurate records.

          (iii) The inventory shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without the Bank's prior written consent and, in such event, the Borrowers will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to the Bank, in form acceptable to the Bank, warehouse receipts in the Bank's name evidencing the storage of inventory.

          (iv) At any reasonable time and from time to time, allow Bank to have the right, upon demand, to inspect and examine inventory and to check and test the same as to quality, quantity, value and condition and each Borrower agrees to reimburse the Bank for the Bank's reasonable costs and expenses in so doing.

6.21 Year 2000 Compliant. Borrower shall perform all acts reasonably necessary to ensure that Borrower becomes Year 2000 Compliant in a timely manner. Such acts shall include performing a review and assessment of all of Borrower's systems and adopting a plan with a budget for the remediation and testing of such systems. For the purposes hereof, "Year 2000 Compliant" shall mean that all software, hardware, firmware, equipment, goods or systems, utilized by and material to the business operations or financial condition of the Borrower, will properly perform date sensitive functions before, during and after the Year 2000. Borrower shall use its best efforts to remain informed as to whether its major customers, suppliers and vendors are Year 2000 Compliant. Borrower shall, upon the Bank's request, provide Bank with such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require

6.22  Location and Maintenance of Equipment.:

          (i) The Equipment shall at all times, be in each Borrower's physical possession, shall not be held by others on consignment, sale on approval, or sale or return and shall be kept only at:
                12515,12525,12533,and 12605 Chadron Ave, Hawthorne, California 90250; 3232 West El Segundo Blvd., Hawthorne, California 90250; 2006 Government Street, Ocean Springs, Mississippi 39564; 9305
                W. National, West Allis, Wisconsin 53227; 250 Phillips Boulevard, Ewing, New Jersey, 08618; and 46583 Fremont Boulevard, Fremont, California 94538.

          (ii) Each Borrower shall not secrete, abandon or remove, or permit the removal of, the Equipment, or any part thereof, from the location(s) shown above or remove or permit to be removed any accessories now or hereafter placed upon the Equipment.

          (iii) Upon the Bank's demand, each Borrower shall provide the Bank with a complete and accurate description of the Equipment including, as applicable, the make, model, identification number and serial number of each item of Equipment. In addition, each Borrower shall notify the Bank of the acquisition of any new or additional Equipment or the replacement of any existing Equipment and shall supply the Bank with a complete description of any such additional or replacement Equipment.

          (iv) The Borrowers shall, at the Borrowers' sole cost and expense, keep and maintain the Equipment in a good state of repair and shall not destroy, misuse, abuse, illegally use or be negligent in the care of the Equipment or any part thereof. The Borrowers shall not remove, destroy, obliterate, change, cover, paint, deface or alter the name plates, serial numbers, labels or other distinguishing numbers or identification marks placed upon the Equipment or any part thereof by or on behalf of the manufacturer, any dealer or rebuilder thereof, or the Bank. Each Borrower shall not be released from any liability to the Bank hereunder because of any injury to or loss or destruction of the Equipment. The Borrowers shall allow the Bank and its representatives free access to and the right to inspect the Equipment at all times and shall comply with the terms and conditions of any leases covering the real property on which the Equipment is located and any orders, ordinances, laws, regulations or rules of any federal, state or municipal agency or authority having jurisdiction of such real property or the conduct of the business of the persons having control or possession of the Equipment.

          (v) The Equipment is not now and shall not at any time hereafter be so affixed to the real property on which it is located as to become a fixture or a part thereof. The Equipment is now and shall at all times hereafter be and remain personal property of the Borrowers.


                                    SECTION

                                       7

                               EVENTS OF DEFAULT

     Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

7.1 Non-Payment: Any Borrower shall fail to pay the principal amount of any Obligations when due or interest on the Obligations within 5 days of when due.

7.2 Performance Under This Agreement: The Borrowers shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement relating to this Agreement or any other document or agreement executed by the Borrowers with or in favor of Bank and any such failure shall continue unremedied for more than 30 days after written notice from the Bank to the Borrowers of the existence and character of such Event of Default.

7.3 Representations and Warranties; Financial Statements: Any representation or warranty made by any of the Borrowers under or in connection with this Agreement or any financial statement given by any of the Borrowers or any guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

7.4 Other Agreements: If there is a default under any other agreement with Bank or under an agreement to which any of the Borrowers is a party with the Bank or with a third party or parties resulting in a right by the Bank or by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $250,000.00.

7.5 Insolvency: Any of the Borrowers or any guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties and assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) in an involuntary proceeding, any receiver, custodian or trustee shall have been appointed for all or substantial part of such

     Borrower's or guarantor's properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

7.6 Execution: Any writ of execution or attachment or any judgment lien shall be issued against any property of any of the Borrowers in an amount in excess of $250,000.00 and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

7.7 Suspension: Any of the Borrowers shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct such Borrower's business as now conducted.

7.8 Change in Ownership: There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 25% of the issued and outstanding capital stock of any Borrower owned by Deepak Chopra without the prior written consent of the Bank.

                                    SECTION

                                       8

                              REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

8.1 Acceleration: Declare any or all of the Borrowers' indebtedness owing to the Bank, whether under this Agreement or any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

8.2 Cease Extending Credit: Cease making Advances or otherwise extending credit to or for the account of the Borrowers under this Agreement or under any other agreement now existing or hereafter entered into between any of the Borrowers and the Bank.

8.3 Termination: Terminate this Agreement as to any future obligation of the Bank without affecting the Borrowers' obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

8.4 Letters of Credit: Require the Borrowers to pay immediately to the Bank, for application against drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to the Bank which is not applied to satisfy draws under any such Letters of Credit or any other obligations of the Borrower to the Bank shall be repaid to the Borrowers.

8.5 Acceptances: Require the Borrower to pay immediately to the Bank, for application against outstanding Acceptances, the outstanding principal amount of any such Acceptances which have not matured. Any portion of the amount so paid to the Bank which is not applied to repayments on any such matured Acceptances or any other obligations of the Borrower to the Bank shall be repaid to the Borrower.

8.6 Close-Out and Liquidation: Close-out and liquidate each outstanding FX Transaction so that each FX Transaction is canceled in accordance with the following:

          (i) Closing Value. The Bank shall calculate value of such canceled FX Transaction by converting (1) in the case of a FX Transaction whose Settlement Date is the same as or later than the Close-Out Date, the amount of Foreign Currency into US dollars at a rate of exchange at which the Bank can buy or sell US dollars with or against the Foreign Currency for delivery on the Settlement Date of the relevant FX Transaction; or (2) in the case of a FX Transaction whose Settlement Date precedes the Close-Out Date, the amount of the Foreign Currency adjusted by adding interest with respect thereto at the Variable Rate from the Settlement Date to the Close-Out Date, into US Dollars at a rate of exchange at which the Bank can buy or sell US dollars with or against the Foreign Currency for delivery on the Close-Out Date.

          (ii) Closing Gain or Loss. (1) For a FX Transaction for which the Bank agreed to purchase a Foreign Currency, the amount by which the Closing Value exceeds the Notional Value shall be a Closing Loss and the amount by which the Closing Value is less than the Notional Value shall be a Closing Gain; and (2) For a FX Transaction for which the Bank agreed to sell a Foreign Currency, the amount by which the Closing Value exceeds the Notional Value shall be a Closing Gain and the amount by which the Closing Value is less than the Notional Value shall be a Closing Loss.

          (iii) Net Present Value. The Closing Gain or Closing Loss for each Settlement Date falling after the Close-out Date will be discounted by the Bank to it net present value.

          (iv) Payment. To the extent that the net amount of the aggregate Closing Gains exceeds the Closing Losses, such amount shall be payable by the Bank to the applicable Borrower. To the extent that the aggregate net amount of the Closing Losses exceeds the Closing Gains, such amount shall be payable by such Borrower to the Bank.

8.7 Protection of Security Interest: Make such payments and do such acts as the Bank, in its sole judgment, considers necessary and reasonable to protect its security interest or lien in the Collateral. Each of the Borrowers hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment, deems to be prior or superior to its security interest. Further, the Borrowers hereby agree to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

8.8 Foreclosure: Enforce any security interest or lien given or provided for under this Agreement or under any security agreement, mortgage, deed of trust or other document, in such manner and such order, as to all or any part of the properties subject to such security interest or lien, as the Bank, in its sole judgment, deems to be necessary or appropriate and the Borrowers hereby waive any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest or lien, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with the Borrower's records pertaining thereto, or the Bank may require any Borrower to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of the sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of the Borrowers to the Bank and shall be immediately paid by the Borrowers to the Bank.

8.9 Non-Exclusivity of Remedies: Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between any of the Borrowers and the Bank, or otherwise.

8.10 Application of Proceeds: All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied to the Borrowers' indebtedness to the Bank as follows: first, to the costs and expenses of collection, enforcement, protection and preservation of the Bank's lien in the Collateral, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, liquidating, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other indebtedness owed by the Borrowers to the Bank. Any excess Collateral and excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by the Bank to the Borrowers.

                                    SECTION

                                       9

                                 MISCELLANEOUS

9.1 Amounts Payable on Demand: If the Borrowers shall fail to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrowers having so failed to pay such amount, create an Advance under this Agreement in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided hereunder.

9.2 Default Interest Rate: If an Event of Default, or an event which, with notice or passage of time could become an Event of Default, has occurred or is continuing, the Borrowers shall pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates then in effect under this Agreement.

9.3 Reliance and Further Assurances: Each warranty, representation, covenant, obligation and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants and agreements which any of the Borrowers now or hereafter shall give, or cause to be given, to the Bank. The Borrowers agree to execute all documents and instruments and to perform such acts as the Bank may reasonably deem necessary to confirm and secure to the Bank all rights and remedies conferred upon the Bank by this agreement and all other documents related thereto.

9.4 No Guaranty or Surety: If any Borrower hereunder is deemed to be a surety or guarantor due to its joint and several liability hereunder such Borrower hereby unconditionally and irrevocably acknowledges and agrees to the matters set forth below:

          (i) Each Borrower waives its rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to such Borrower by reason of Sections 2787 to 2855, inclusive, of the California Civil Code and as they may be amended or superseded in the future. Without limiting the generality of the foregoing, each Borrower(s) arising from the Bank's election of a remedy on any indebtedness under bankruptcy or other debtor relief laws or under any other laws, including, but not limited to those purporting to reduce the Bank rights against any Borrower in proportion to the principal obligation of any indebtedness (as presently contained in Section 2809 of the California Civil Code and as it may be amended or superseded in the future).

          (ii) Each Borrower waives all rights and defenses that such Borrower may have because the Borrower's debt is secured by real property. This means, among other things:

                    (1) The Bank may collect from such Borrower without first foreclosing on any real property or personal property collateral pledged by the Borrower(s);

                    (2) If the Bank forecloses on any real property collateral pledged by the Borrowers:

                    (i) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                    (ii) The Bank may collect from the Borrower(s) even if the Bank, by foreclosing on such real property collateral, has destroyed any right such Borrower(s) may have to collect from any other Borrower(s).

This is an unconditional and irrevocable waiver of any rights and defenses the Borrower(s) may have because the Borrowers' debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580 a, 580b, 580d and 726 of the California Code of Civil Procedure.

          (iii) Each Borrower waives all rights and defenses arising out of an election of remedies by the Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Borrowers' indebtedness, has destroyed such Borrowers' rights of subrogation and reimbursement against any other Borrower(s) by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(iv)   Each Borrower waives any defense arising by reason of:

          (1) The cessation from any cause whatsoever, other than payment in full, of the Borrowers' indebtedness;

          (2) The application by the Borrowers of the proceeds of any Advance for purposes other than purposes represented by the Borrowers to the Bank intended or understood by the Bank or such Borrower;

          (3) Any act or omission by the Bank which directly or indirectly results in or aids the discharge of the Borrowers or any Borrowers' indebtedness by operation of law or otherwise; or

          (4) Any modification of the Borrowers' indebtedness, in any form whatsoever, including, but not limited to, any renewal, extension, acceleration or other change in the time for payment of such indebtedness or other change in the terms of such indebtedness or any part thereof including, but not limited to, increase or decrease of the rate of interest thereon.

(v) Each Borrower waives the benefit of the statute of limitations affecting such Borrower's liability hereunder or the enforcement hereof.

(vi) Each Borrower waives all right to require the Bank to: (i) proceed against any other Borrower(s), any endorser, cosigner, other guarantor or other person liable on any indebtedness; (ii) join any endorser, cosigner, other guarantor on any indebtedness in any action or actions that may be brought and prosecuted by the Bank solely and separately against any Borrower(s) on any indebtedness; (iii) proceed against any item or items of collateral securing any indebtedness or any guaranty thereof; (iv) give notice of the terms, time and place of any public or private sale of personal property held from Borrowers or any person or comply with Section 9504 of the California Uniform Commercial Code; or
       (v) pursue or refrain from pursuing any other remedy whatsoever in the Bank's power.

(vii) Each Borrower waives any defense arising by reason of any disability or other defense of any other Borrower(s), successors or any endorser, cosigner, other guarantor or other person liable on any indebtedness. Until all indebtedness has been paid in full, each Borrower shall not have any right of subrogation and each Borrower waives any benefit of and right to participate in any collateral now or hereafter held by the Bank. Each Borrower waives all presentments, demands for performance, notices or nonperformance, protests, notices of protest, notices of dishonor, notices of sale of any collateral securing any indebtedness or any guaranty thereof, and notice of the existence, creation or incurring of new or additional indebtedness.

9.5 Communications from Borrowers; Joint and Several Liability; Extent of Obligations. The obligations of the Borrowers to repay the Obligations shall not be affected in any way or to any extent by any failure by the Bank to obtain direction from all the Borrowers in any given case (it being expressly agreed and understood that each of the Borrowers is empowered to act on behalf of all the Borrowers with respect to all matters relating to this Agreement and the credit facility evidenced hereby). The liability of the Borrowers hereunder is joint and several. The Borrowers hereby: (1) acknowledge and agree that the Bank shall have no obligation to proceed against any Borrower before proceeding against any other Borrower or Borrowers or any of the guarantors under their respective guaranties, (2) waive any defense to their obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of any Borrower versus any other or of any other Person, and (3) waive any right of subrogation or ability to proceed against any Person or to participate in any security for the Obligations until the Obligations have been paid and reformed in full.

9.6 Attorneys' Fees: The Borrowers shall pay to the Bank all costs and expenses, including but not limited to reasonable attorneys fees, incurred by Bank in connection with the administration, enforcement, including any bankruptcy, appeal or the enforcement of any judgment or any refinancing or restructuring of this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder.

9.7 Notices: All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party hereto, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by facsimile delivery, or to such other address as may be specified from time to time in writing by either party to the other.

     To the Borrowers:                               To the Bank:
      FERSON OPTICS, INC
      UDT SENSORS, INC.                              SANWA BANK CALIFORNIA
      RAPISCAN SECURITY PRODUCTS, INC.               Rosemead Office (CBC)
      OSI SYSTEMS, INC.                              9000 East Valley Boulevard
      METOREX SECURITY PRODUCTS, INC.                Rosemead, CA 91770
      SILICON MICROSTRUCTURES, INC.                  Attn:  C. Ross Mossler
      ARISTO MEDICAL PRODUCTS, INC.                  FAX:  (626)312-5751
      12525 Chadron Ave.
      Hawthorne, CA 90250
      Attn: Ajay Mehra
      FAX:  (310) 978-3898

      Allan Duboff, Esq.
      Richman, Lawrence, Mann, Chizever & Phillips
      9601 Wilshire Blvd., Penthouse
      Beverly Hills, CA 90210

9.8 Waiver: Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder, or under any other document, instrument or agreement mentioned herein, constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

9.9 Conflicting Provisions: To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

9.10 Binding Effect; Assignment: This Agreement shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may sell, assign or grant participation in all or any portion of its rights and benefits hereunder. The Borrowers agree that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower and any guarantor.

9.11 Jurisdiction: This Agreement, any notes issued hereunder, the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California without regard to conflict of law principles, to the jurisdiction of whose courts the parties hereby submit.

9.12 Judgment Currency: If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase the Original Currency with the Other Currency at Los Angeles on the second Business Day preceding that on which final judgment is given.

      The obligation of the Borrower in respect of any sum due in the Original Currency from it to Bank shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by Bank of any sum adjudged to be so due in such Other Currency Bank may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to the Bank, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Bank against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to Bank in the Original Currency, Bank agrees to remit to Borrower such excess.

9.13 Waiver of Jury Trial: EACH OF THE BORROWERS AND THE BANK WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE BORROWERS AND THE BANK AGREE THAT ANY

      SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.14 Telephone Recording: The Borrowers agree that the Bank may electronically record all telephone conversations between the Borrowers and the Bank solely with respect to any FX Transaction and that any such recording may be submitted in evidence in any arbitration or other legal proceeding. Such recording shall be deemed to be conclusive evidence as to the terms of any FX Transaction in the event of a dispute.

9.15 Counterparts: This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

9.16 Headings: The headings herein set forth are solely for the purpose of identification and have no legal significance.

9.17 Entire Agreement and Amendments: This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties pertaining to the transactions contemplated hereunder not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby. This Agreement may be amended only by an instrument in writing signed by the Borrower and the Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.

BANK:                                        BORROWERS:

SANWA BANK CALIFORNIA                        OSI SYSTEMS, INC.

BY:     /s/ C. Ross Mossler                  BY: /s/ Ajay Mehra
   -------------------------------------        -----------------------------
         C. Ross Mossler, Vice President                 Ajay Mehra, CFO

                                             UDT SENSORS, INC.

                                             BY: /s/ Ajay Mehra
                                                -----------------------------
                                                         Ajay Mehra, CFO

                                             FERSON OPTICS, INC.

                                             BY: /s/ Ajay Mehra
                                                -----------------------------
                                                         Ajay Mehra, CFO

                                             RAPISCAN SECURITY PRODUCTS, INC.

                                             BY: /s/ Ajay Mehra
                                                -----------------------------
                                                         Ajay Mehra, CFO

                                             METOREX SECURITY PRODUCTS, INC.

                                             BY: /s/ Ajay Mehra
                                                -----------------------------
                                                          Ajay Mehra, CFO

                                             SILICON MICROSTRUCTURES, INC.

                                             BY: /s/ Ajay Mehra
                                                -----------------------------
                                                          Ajay Mehra, CFO

                                             ARISTO MEDICAL PRODUCTS, INC.

                                             BY: /s/ Ajay Mehra
                                                -----------------------------
                                                          Ajay Mehra, CFO

                   CERTIFIED CORPORATE RESOLUTION TO BORROW

     WHEREAS, OSI SYSTEMS, INC. (the "Corporation") has made application to SANWA BANK CALIFORNIA (the "Bank") for credit accommodations which may consist of but shall in no way be limited to the following: the renewal, continuation or extension of an existing obligation; the extension of a new loan, line of credit or commitment; the issuance of letters of credit or banker's acceptances; or the purchase or sale through Bank of foreign currencies.

     RESOLVED, that: Deepak Chopra, as the Chief Executive Officer of the Corporation, or Ajay Mehra as the Chief Financial Officer is authorized, in the name of and on behalf of the Corporation to:

(a) Borrow money from the Bank in such amounts and upon such terms and conditions as are agreed upon by the officers of the Corporation and the Bank; and execute and deliver or endorse such evidences of indebtedness or renewals thereof or agreements therefor as may be required by the Bank, all in such form and content as the officers of the Corporation executing such documents shall approve (which approval shall be evidenced by the execution and delivery of such documents); provided, however, that the maximum amount of such indebtedness shall not exceed the principal sum of $33 million exclusive of any interest, fees, attorneys' fees and other costs and expenses related to the indebtedness.

(b) Execute such evidences of indebtedness, agreements, security instruments and other documents and to take such other actions as are herein authorized.

(c) Sell to or discount or re-discount with the Bank any and all negotiable instruments, contracts or instruments or evidences of indebtedness at any time held by the Corporation; and endorse, transfer and deliver the same, together with guaranties of payment or repurchase thereof, to the Bank (for which the Bank is hereby authorized and directed to pay the proceeds of such sale, discount or re-discount as directed by such endorsement without inquiring into the circumstances of its issue or endorsement or the disposition of such proceeds).

(d) Withdraw, receive and execute receipts for deposits and withdrawals on accounts of the Corporation maintained with the Bank.

(e) Grant security interests and liens in any real, personal or other property belonging to or under the control of the Corporation as security for any indebtedness of the Corporation to the Bank; and execute and deliver to the Bank any and all security agreements, pledges, mortgages, deeds of trust and other security instruments and any other documents to effectuate the grant of such security interests and liens, which security instruments and other documents shall be in such form and content as the officers of the Corporation executing such security instruments and other documents shall approve and which approval shall be evidenced by the execution and delivery of such security instruments and other documents.

(f) Apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment.

(g) Purchase and sell foreign currencies, on behalf of the Corporation, whether for immediate or future delivery, in such amounts and upon such terms and conditions as the officer(s) authorized herein may deem appropriate, and give any instructions for transfers or deposits of monies by check, drafts, cable, letter or otherwise for any purpose incidental to the foregoing, and authorize or direct charges to the depository account or accounts of the Corporation for the cost of any foreign currencies so purchased through the Bank.

(h) To designate in writing to the Bank in accordance with the terms of any agreement or other document executed by the above-named individuals one or more individuals who shall have the authority to as provided herein, to:

(1) request advances under lines of credit extended by the Bank to the Corporation;

(2) apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment;

(3) make deposits and receive and execute receipts for deposits on accounts of the Corporation maintained with the Bank;

(4) make withdrawals and receive and execute receipts for withdrawals on account of the Corporation maintained with the Bank;

(5)  purchase and sell foreign currencies.

(i) Transact any other business with the Bank incidental to the powers hereinabove stated.

     RESOLVED FURTHER, that all such evidences of indebtedness, agreements, security instruments and other documents executed in the name of and on behalf of the Corporation and all such actions taken on behalf of the Corporation in connection with the matters described herein are hereby ratified and approved.

     RESOLVED FURTHER, that the Bank is authorized to act upon these resolutions until written notice of their revocation is delivered to the Bank.

     RESOLVED FURTHER, that any resolution set forth herein is in addition to and does not supersede any resolutions previously given by the Corporation to the Bank.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to prepare, execute and deliver to the Bank a certified copy of the foregoing resolutions.

     I do hereby certify that I am Ajay Mehra, the Secretary of OSI SYSTEMS, INC., a California corporation, and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Directors of the Corporation adopted and approved at a meeting which was duly called and held in accordance with all applicable provisions of law and the Articles and By-Laws of the Corporation, on the 3rd day of August, 1999, at which meeting a majority of the Board of Directors of the Corporation was present and voted in favor of the resolutions.

     I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked. I do further certify that the following persons have been duly elected and qualified as and, this day are, officers of the Corporation, holding their respective offices appearing below their names, and that the signatures appearing opposite their names are the genuine signatures of such persons.

Deepak Chopra                                /s/ Deepak Chopra
                                            -----------------------------
Chief Executive Officer                                 (SIGNATURE)

Ajay Mehra                                   /s/ Ajay Mehra
                                            -----------------------------
Chief Financial Officer                                 (SIGNATURE)

IN WITNESS WHEREOF, this document is executed as of the 2 day of September, 1999.

NAME OF CORPORATION:  OSI SYSTEMS, INC.

                      BY: /s/ Ajay Mehra
                         -----------------------------

                      NAME: Ajay Mehra, SECRETARY

                   CERTIFIED CORPORATE RESOLUTION TO BORROW

     WHEREAS, UDT SENSORS, INC. (the "Corporation") has made application to SANWA BANK CALIFORNIA (the "Bank") for credit accommodations which may consist of but shall in no way be limited to the following: the renewal, continuation or extension of an existing obligation; the extension of a new loan, line of credit or commitment; the issuance of letters of credit or banker's acceptances; or the purchase or sale through Bank of foreign currencies.

     RESOLVED, that: Deepak Chopra, as the Chief Executive Officer of the Corporation, or Ajay Mehra as the Chief Financial Officer of the Corporation, is authorized, in the name of and on behalf of the Corporation to:

(a) Borrow money from the Bank in such amounts and upon such terms and conditions as are agreed upon by the officers of the Corporation and the Bank; and execute and deliver or endorse such evidences of indebtedness or renewals thereof or agreements therefor as may be required by the Bank, all in such form and content as the officers of the Corporation executing such documents shall approve (which approval shall be evidenced by the execution and delivery of such documents); provided, however, that the maximum amount of such indebtedness shall not exceed the principal sum of $33million exclusive of any interest, fees, attorneys' fees and other costs and expenses related to the indebtedness.

(b) Execute such evidences of indebtedness, agreements, security instruments and other documents and to take such other actions as are herein authorized.

(c) Sell to or discount or re-discount with the Bank any and all negotiable instruments, contracts or instruments or evidences of indebtedness at any time held by the Corporation; and endorse, transfer and deliver the same, together with guaranties of payment or repurchase thereof, to the Bank (for which the Bank is hereby authorized and directed to pay the proceeds of such sale, discount or re-discount as directed by such endorsement without inquiring into the circumstances of its issue or endorsement or the disposition of such proceeds).

(d) Withdraw, receive and execute receipts for deposits and withdrawals on accounts of the Corporation maintained with the Bank.

(e) Grant security interests and liens in any real, personal or other property belonging to or under the control of the Corporation as security for any indebtedness of the Corporation to the Bank; and execute and deliver to the Bank any and all security agreements, pledges, mortgages, deeds of trust and other security instruments and any other documents to effectuate the grant of such security interests and liens, which security instruments and other documents shall be in such form and content as the officers of the Corporation executing such security instruments and other documents shall approve and which approval shall be evidenced by the execution and delivery of such security instruments and other documents.

(f) Apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment.

(g) Purchase and sell foreign currencies, on behalf of the Corporation, whether for immediate or future delivery, in such amounts and upon such terms and conditions as the officer(s) authorized herein may deem appropriate, and give any instructions for transfers or deposits of monies by check, drafts, cable, letter or otherwise for any purpose incidental to the foregoing, and authorize or direct charges to the depository account or accounts of the Corporation for the cost of any foreign currencies so purchased through the Bank.

(h) To designate in writing to the Bank in accordance with the terms of any agreement or other document executed by the above-named individuals one or more individuals who shall have the authority to as provided herein, to:

(1) request advances under lines of credit extended by the Bank to the Corporation;

(2) apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment;

(3) make deposits and receive and execute receipts for deposits on accounts of the Corporation maintained with the Bank;

(4) make withdrawals and receive and execute receipts for withdrawals on account of the Corporation maintained with the Bank;

(5)  purchase and sell foreign currencies.

(i) Transact any other business with the Bank incidental to the powers hereinabove stated.

     RESOLVED FURTHER, that all such evidences of indebtedness, agreements, security instruments and other documents executed in the name of and on behalf of the Corporation and all such actions taken on behalf of the Corporation in connection with the matters described herein are hereby ratified and approved.

     RESOLVED FURTHER, that the Bank is authorized to act upon these resolutions until written notice of their revocation is delivered to the Bank.

     RESOLVED FURTHER, that any resolution set forth herein is in addition to and does not supersede any resolutions previously given by the Corporation to the Bank.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to prepare, execute and deliver to the Bank a certified copy of the foregoing resolutions.

     I do hereby certify that I am Ajay Mehra, the Secretary of UDT SENSORS, INC., a California corporation, and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Directors of the Corporation adopted and approved at a meeting which was duly called and held in accordance with all applicable provisions of law and the Articles and By-Laws of the Corporation, on the 3rd day of August, 1999, at which meeting a majority of the Board of Directors of the Corporation was present and voted in favor of the resolutions.

     I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked. I do further certify that the following persons have been duly elected and qualified as and, this day are, officers of the Corporation, holding their respective offices appearing below their names, and that the signatures appearing opposite their names are the genuine signatures of such persons.

Deepak Chopra                                     /s/ Deepak Chopra
                                                 -----------------------------
Chief Executive Officer                                        (SIGNATURE)

Ajay Mehra                                        /s/ Ajay Mehra
                                                 ----------------------------
Chief Financial Officer                                        (SIGNATURE)


IN WITNESS WHEREOF, this document is executed as of the 2 day of September, 1999.


NAME OF CORPORATION:  UDT SENSORS, INC.

                      BY: /s/ Ajay Mehra
                         -----------------------------------
                      NAME: Ajay Mehra , SECRETARY

                   CERTIFIED CORPORATE RESOLUTION TO BORROW

     WHEREAS, FERSON OPTICS, INC. (the "Corporation") has made application to SANWA BANK CALIFORNIA (the "Bank") for credit accommodations which may consist of but shall in no way be limited to the following: the renewal, continuation or extension of an existing obligation; the extension of a new loan, line of credit or commitment; the issuance of letters of credit or banker's acceptances; or the purchase or sale through Bank of foreign currencies.

     RESOLVED, that: Deepak Chopra, as the Chief Executive Officer of the Corporation, or Ajay Mehra as the Chief Financial Officer of the Corporation, is authorized, in the name of and on behalf of the Corporation to:

(a) Borrow money from the Bank in such amounts and upon such terms and conditions as are agreed upon by the officers of the Corporation and the Bank; and execute and deliver or endorse such evidences of indebtedness or renewals thereof or agreements therefor as may be required by the Bank, all in such form and content as the officers of the Corporation executing such documents shall approve (which approval shall be evidenced by the execution and delivery of such documents); provided, however, that the maximum amount of such indebtedness shall not exceed the principal sum of $33 million exclusive of any interest, fees, attorneys' fees and other costs and expenses related to the indebtedness.

(b) Execute such evidences of indebtedness, agreements, security instruments and other documents and to take such other actions as are herein authorized.

(c) Sell to or discount or re-discount with the Bank any and all negotiable instruments, contracts or instruments or evidences of indebtedness at any time held by the Corporation; and endorse, transfer and deliver the same, together with guaranties of payment or repurchase thereof, to the Bank (for which the Bank is hereby authorized and directed to pay the proceeds of such sale, discount or re-discount as directed by such endorsement without inquiring into the circumstances of its issue or endorsement or the disposition of such proceeds).

(d) Withdraw, receive and execute receipts for deposits and withdrawals on accounts of the Corporation maintained with the Bank.

(e) Grant security interests and liens in any real, personal or other property belonging to or under the control of the Corporation as security for any indebtedness of the Corporation to the Bank; and execute and deliver to the Bank any and all security agreements, pledges, mortgages, deeds of trust and other security instruments and any other documents to effectuate the grant of such security interests and liens, which security instruments and other documents shall be in such form and content as the officers of the Corporation executing such security instruments and other documents shall approve and which approval shall be evidenced by the execution and delivery of such security instruments and other documents.

(f) Apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment.

(g) Purchase and sell foreign currencies, on behalf of the Corporation, whether for immediate or future delivery, in such amounts and upon such terms and conditions as the officer(s) authorized herein may deem appropriate, and give any instructions for transfers or deposits of monies by check, drafts, cable, letter or otherwise for any purpose incidental to the foregoing, and authorize or direct charges to the depository account or accounts of the Corporation for the cost of any foreign currencies so purchased through the Bank.

(h) To designate in writing to the Bank in accordance with the terms of any agreement or other document executed by the above-named individuals one or more individuals who shall have the authority to as provided herein, to:

(1) request advances under lines of credit extended by the Bank to the Corporation;

(2) apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment;

(3) make deposits and receive and execute receipts for deposits on accounts of the Corporation maintained with the Bank;

(4) make withdrawals and receive and execute receipts for withdrawals on account of the Corporation maintained with the Bank;

(5)  purchase and sell foreign currencies.

(i) Transact any other business with the Bank incidental to the powers hereinabove stated.

     RESOLVED FURTHER, that all such evidences of indebtedness, agreements, security instruments and other documents executed in the name of and on behalf of the Corporation and all such actions taken on behalf of the Corporation in connection with the matters described herein are hereby ratified and approved.

     RESOLVED FURTHER, that the Bank is authorized to act upon these resolutions until written notice of their revocation is delivered to the Bank.

     RESOLVED FURTHER, that any resolution set forth herein is in addition to and does not supersede any resolutions previously given by the Corporation to the Bank.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to prepare, execute and deliver to the Bank a certified copy of the foregoing resolutions.

     I do hereby certify that I am Ajay Mehra, the Secretary of FERSON OPTICS, INC., a California corporation, and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Directors of the Corporation adopted and approved at a meeting which was duly called and held in accordance with all applicable provisions of law and the Articles and By-Laws of the Corporation, on the 3rd day of August, 1999, at which meeting a majority of the Board of Directors of the Corporation was present and voted in favor of the resolutions.

     I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked. I do further certify that the following persons have been duly elected and qualified as and, this day are, officers of the Corporation, holding their respective offices appearing below their names, and that the signatures appearing opposite their names are the genuine signatures of such persons.

Deepak Chopra                                /s/ Deepak Chopra
                                            ----------------------------------
Chief Executive Officer                                      (SIGNATURE)

Ajay Mehra                                   /s/ Ajay Mehra
                                            ----------------------------------
Chief Financial Officer                                      (SIGNATURE)


IN WITNESS WHEREOF, this document is executed as of the 2 day of September, 1999.


NAME OF CORPORATION: FERSON OPTICS, INC.

                     BY: /s/ Ajay Mehra
                         -----------------------------------
                     NAME: Ajay Mehra, SECRETARY

                    CERTIFIED CORPORATE RESOLUTION TO BORROW

     WHEREAS, RAPISCAN SECURITY PRODUCTS, INC. (the "Corporation") has made application to SANWA BANK CALIFORNIA (the "Bank") for credit accommodations which may consist of but shall in no way be limited to the following: the renewal, continuation or extension of an existing obligation; the extension of a new loan, line of credit or commitment; the issuance of letters of credit or banker's acceptances; or the purchase or sale through Bank of foreign currencies.

RESOLVED, that: Deepak Chopra, as the Chief Executive Officer of the Corporation, or Ajay Mehra as the Chief Financial Officer of the Corporation, is authorized, in the name of and on behalf of the Corporation to:

(a) Borrow money from the Bank in such amounts and upon such terms and conditions as are agreed upon by the officers of the Corporation and the Bank; and execute and deliver or endorse such evidences of indebtedness or renewals thereof or agreements therefor as may be required by the Bank, all in such form and content as the officers of the Corporation executing such documents shall approve (which approval shall be evidenced by the execution and delivery of such documents); provided, however, that the maximum amount of such indebtedness shall not exceed the principal sum of $33 million exclusive of any interest, fees, attorneys' fees and other costs and expenses related to the indebtedness.

(b) Execute such evidences of indebtedness, agreements, security instruments and other documents and to take such other actions as are herein authorized.

(c) Sell to or discount or re-discount with the Bank any and all negotiable instruments, contracts or instruments or evidences of indebtedness at any time held by the Corporation; and endorse, transfer and deliver the same, together with guaranties of payment or repurchase thereof, to the Bank (for which the Bank is hereby authorized and directed to pay the proceeds of such sale, discount or re-discount as directed by such endorsement without inquiring into the circumstances of its issue or endorsement or the disposition of such proceeds).

(d) Withdraw, receive and execute receipts for deposits and withdrawals on accounts of the Corporation maintained with the Bank.

(e) Grant security interests and liens in any real, personal or other property belonging to or under the control of the Corporation as security for any indebtedness of the Corporation to the Bank; and execute and deliver to the Bank any and all security agreements, pledges, mortgages, deeds of trust and other security instruments and any other documents to effectuate the grant of such security interests and liens, which security instruments and other documents shall be in such form and content as the officers of the Corporation executing such security instruments and other documents shall approve and which approval shall be evidenced by the execution and delivery of such security instruments and other documents.

(f) Apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment.

(g) Purchase and sell foreign currencies, on behalf of the Corporation, whether for immediate or future delivery, in such amounts and upon such terms and conditions as the officer(s) authorized herein may deem appropriate, and give any instructions for transfers or deposits of monies by check, drafts, cable, letter or otherwise for any purpose incidental to the foregoing, and authorize or direct charges to the depository account or accounts of the Corporation for the cost of any foreign currencies so purchased through the Bank.

(h) To designate in writing to the Bank in accordance with the terms of any agreement or other document executed by the above-named individuals one or more individuals who shall have the authority to as provided herein, to:

(1) request advances under lines of credit extended by the Bank to the Corporation;

(2) apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment;

(3) make deposits and receive and execute receipts for deposits on accounts of the Corporation maintained with the Bank;

(4) make withdrawals and receive and execute receipts for withdrawals on account of the Corporation maintained with the Bank;

(5)  purchase and sell foreign currencies.

(i) Transact any other business with the Bank incidental to the powers hereinabove stated.

     RESOLVED FURTHER, that all such evidences of indebtedness, agreements, security instruments and other documents executed in the name of and on behalf of the Corporation and all such actions taken on behalf of the Corporation in connection with the matters described herein are hereby ratified and approved.

     RESOLVED FURTHER, that the Bank is authorized to act upon these resolutions until written notice of their revocation is delivered to the Bank.

     RESOLVED FURTHER, that any resolution set forth herein is in addition to and does not supersede any resolutions previously given by the Corporation to the Bank.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to prepare, execute and deliver to the Bank a certified copy of the foregoing resolutions.

     I do hereby certify that I am Ajay Mehra the Secretary of RAPISCAN SECURITY PRODUCTS, INC., a California corporation, and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Directors of the Corporation adopted and approved at a meeting which was duly called and held in accordance with all applicable provisions of law and the Articles and By-Laws of the Corporation, on the 3rd day of September, 1999, at which meeting a majority of the Board of Directors of the Corporation was present and voted in favor of the resolutions.

     I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked. I do further certify that the following persons have been duly elected and qualified as and, this day are, officers of the Corporation, holding their respective offices appearing below their names, and that the signatures appearing opposite their names are the genuine signatures of such persons.

Deepak Chopra                                   /s/ Deepak Chopra
                                             ---------------------------------
Chief Executive Officer                                (SIGNATURE)


Ajay Mehra                                      /s/ Ajay Mehra
                                             ---------------------------------
Chief Financial Officer                                (SIGNATURE)



IN WITNESS WHEREOF, this document is executed as of the 2 day of September, 1999.


NAME OF CORPORATION:  RAPISCAN SECURITY PRODUCTS, INC.

                      BY:          /s/ Ajay Mehra
                         -----------------------------------

                      NAME: Ajay Mehra, SECRETARY

                   CERTIFIED CORPORATE RESOLUTION TO BORROW

     WHEREAS, METOREX SECURITY PRODUCTS, INC. (the "Corporation") has made application to SANWA BANK CALIFORNIA (the "Bank") for credit accommodations which may consist of but shall in no way be limited to the following: the renewal, continuation or extension of an existing obligation; the extension of a new loan, line of credit or commitment; the issuance of letters of credit or banker's acceptances; or the purchase or sale through Bank of foreign currencies.

     RESOLVED, that: Deepak Chopra, as the Chief Executive Officer of the Corporation, or Ajay Mehra as the Chief Financial Officer is authorized, in the name of and on behalf of the Corporation to:

(j) Borrow money from the Bank in such amounts and upon such terms and conditions as are agreed upon by the officers of the Corporation and the Bank; and execute and deliver or endorse such evidences of indebtedness or renewals thereof or agreements therefor as may be required by the Bank, all in such form and content as the officers of the Corporation executing such documents shall approve (which approval shall be evidenced by the execution and delivery of such documents); provided, however, that the maximum amount of such indebtedness shall not exceed the principal sum of $33 million exclusive of any interest, fees, attorneys' fees and other costs and expenses related to the indebtedness.

(k) Execute such evidences of indebtedness, agreements, security instruments and other documents and to take such other actions as are herein authorized.

(l) Sell to or discount or re-discount with the Bank any and all negotiable instruments, contracts or instruments or evidences of indebtedness at any time held by the Corporation; and endorse, transfer and deliver the same, together with guaranties of payment or repurchase thereof, to the Bank (for which the Bank is hereby authorized and directed to pay the proceeds of such sale, discount or re-discount as directed by such endorsement without inquiring into the circumstances of its issue or endorsement or the disposition of such proceeds).

(m) Withdraw, receive and execute receipts for deposits and withdrawals on accounts of the Corporation maintained with the Bank.

(n) Grant security interests and liens in any real, personal or other property belonging to or under the control of the Corporation as security for any indebtedness of the Corporation to the Bank; and execute and deliver to the Bank any and all security agreements, pledges, mortgages, deeds of trust and other security instruments and any other documents to effectuate the grant of such security interests and liens, which security instruments and other documents shall be in such form and content as the officers of the Corporation executing such security instruments and other documents shall approve and which approval shall be evidenced by the execution and delivery of such security instruments and other documents.

(o) Apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment.

(p) Purchase and sell foreign currencies, on behalf of the Corporation, whether for immediate or future delivery, in such amounts and upon such terms and conditions as the officer(s) authorized herein may deem appropriate, and give any instructions for transfers or deposits of monies by check, drafts, cable, letter or otherwise for any purpose incidental to the foregoing, and authorize or direct charges to the depository account or accounts of the Corporation for the cost of any foreign currencies so purchased through the Bank.

(q) To designate in writing to the Bank in accordance with the terms of any agreement or other document executed by the above-named individuals one or more individuals who shall have the authority to as provided herein, to:

(1) request advances under lines of credit extended by the Bank to the Corporation;

(2) apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment;

(3) make deposits and receive and execute receipts for deposits on accounts of the Corporation maintained with the Bank;

(4) make withdrawals and receive and execute receipts for withdrawals on account of the Corporation maintained with the Bank;

(5)  purchase and sell foreign currencies.

(r) Transact any other business with the Bank incidental to the powers hereinabove stated.

     RESOLVED FURTHER, that all such evidences of indebtedness, agreements, security instruments and other documents executed in the name of and on behalf of the Corporation and all such actions taken on behalf of the Corporation in connection with the matters described herein are hereby ratified and approved.

     RESOLVED FURTHER, that the Bank is authorized to act upon these resolutions until written notice of their revocation is delivered to the Bank.

     RESOLVED FURTHER, that any resolution set forth herein is in addition to and does not supersede any resolutions previously given by the Corporation to the Bank.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to prepare, execute and deliver to the Bank a certified copy of the foregoing resolutions.

     I do hereby certify that I am Ajay Mehra, the Secretary of METOREX SECURITY PRODUCTS, INC., a California corporation, and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Directors of the Corporation adopted and approved at a meeting which was duly called and held in accordance with all applicable provisions of law and the Articles and By-Laws of the Corporation, on the 3rd day of September, 1999, at which meeting a majority of the Board of Directors of the Corporation was present and voted in favor of the resolutions.

     I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked. I do further certify that the following persons have been duly elected and qualified as and, this day are, officers of the Corporation, holding their respective offices appearing below their names, and that the signatures appearing opposite their names are the genuine signatures of such persons.

Deepak Chopra                                   /s/ Deepak Chopra
                                             ---------------------------------
Chief Executive Officer                                   (SIGNATURE)

Ajay Mehra                                      /s/ Ajay Mehra
                                             ---------------------------------
Chief Financial Officer                                   (SIGNATURE)


IN WITNESS WHEREOF, this document is executed as of the 2 day of September, 1999.


NAME OF CORPORATION:  METOREX SECURITY PRODUCTS, INC.

                      BY:         /s/ Ajay Mehra
                         -----------------------------------

                      NAME: Ajay Mehra, SECRETARY

                    CERTIFIED CORPORATE RESOLUTION TO BORROW

     WHEREAS, SILICON MICROSTRUCTURES, INC. (the "Corporation") has made application to SANWA BANK CALIFORNIA (the "Bank") for credit accommodations which may consist of but shall in no way be limited to the following: the renewal, continuation or extension of an existing obligation; the extension of a new loan, line of credit or commitment; the issuance of letters of credit or banker's acceptances; or the purchase or sale through Bank of foreign currencies.

     RESOLVED, that: Deepak Chopra, as the Chief Executive Officer of the Corporation, or Ajay Mehra as the Chief Financial Officer is authorized, in the name of and on behalf of the Corporation to:

(s) Borrow money from the Bank in such amounts and upon such terms and conditions as are agreed upon by the officers of the Corporation and the Bank; and execute and deliver or endorse such evidences of indebtedness or renewals thereof or agreements therefor as may be required by the Bank, all in such form and content as the officers of the Corporation executing such documents shall approve (which approval shall be evidenced by the execution and delivery of such documents); provided, however, that the maximum amount of such indebtedness shall not exceed the principal sum of $33 million exclusive of any interest, fees, attorneys' fees and other costs and expenses related to the indebtedness.

(t) Execute such evidences of indebtedness, agreements, security instruments and other documents and to take such other actions as are herein authorized.

(u) Sell to or discount or re-discount with the Bank any and all negotiable instruments, contracts or instruments or evidences of indebtedness at any time held by the Corporation; and endorse, transfer and deliver the same, together with guaranties of payment or repurchase thereof, to the Bank (for which the Bank is hereby authorized and directed to pay the proceeds of such sale, discount or re-discount as directed by such endorsement without inquiring into the circumstances of its issue or endorsement or the disposition of such proceeds).

(v) Withdraw, receive and execute receipts for deposits and withdrawals on accounts of the Corporation maintained with the Bank.

(w) Grant security interests and liens in any real, personal or other property belonging to or under the control of the Corporation as security for any indebtedness of the Corporation to the Bank; and execute and deliver to the Bank any and all security agreements, pledges, mortgages, deeds of trust and other security instruments and any other documents to effectuate the grant of such security interests and liens, which security instruments and other documents shall be in such form and content as the officers of the Corporation executing such security instruments and other documents shall approve and which approval shall be evidenced by the execution and delivery of such security instruments and other documents.

(x) Apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment.

(y) Purchase and sell foreign currencies, on behalf of the Corporation, whether for immediate or future delivery, in such amounts and upon such terms and conditions as the officer(s) authorized herein may deem appropriate, and give any instructions for transfers or deposits of monies by check, drafts, cable, letter or otherwise for any purpose incidental to the foregoing, and authorize or direct charges to the depository account or accounts of the Corporation for the cost of any foreign currencies so purchased through the Bank.

(z) To designate in writing to the Bank in accordance with the terms of any agreement or other document executed by the above-named individuals one or more individuals who shall have the authority to as provided herein, to:

(1) request advances under lines of credit extended by the Bank to the Corporation;

(2) apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment;

(3) make deposits and receive and execute receipts for deposits on accounts of the Corporation maintained with the Bank;

(4) make withdrawals and receive and execute receipts for withdrawals on account of the Corporation maintained with the Bank;

(5)  purchase and sell foreign currencies.

(aa) Transact any other business with the Bank incidental to the powers hereinabove stated.

     RESOLVED FURTHER, that all such evidences of indebtedness, agreements, security instruments and other documents executed in the name of and on behalf of the Corporation and all such actions taken on behalf of the Corporation in connection with the matters described herein are hereby ratified and approved.

     RESOLVED FURTHER, that the Bank is authorized to act upon these resolutions until written notice of their revocation is delivered to the Bank.

     RESOLVED FURTHER, that any resolution set forth herein is in addition to and does not supersede any resolutions previously given by the Corporation to the Bank.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to prepare, execute and deliver to the Bank a certified copy of the foregoing resolutions.

     I do hereby certify that I am Ajay Mehra, the Secretary of SILICON MICROSTRUCTURES, INC., a California corporation, and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Directors of the Corporation adopted and approved at a meeting which was duly called and held in accordance with all applicable provisions of law and the Articles and By-Laws of the Corporation, on the 3rd day of August, 1999, at which meeting a majority of the Board of Directors of the Corporation was present and voted in favor of the resolutions.

     I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked. I do further certify that the following persons have been duly elected and qualified as and, this day are, officers of the Corporation, holding their respective offices appearing below their names, and that the signatures appearing opposite their names are the genuine signatures of such persons.

Deepak Chopra                                     /s/ Deepak Chopra
                                             ---------------------------------
Chief Executive Officer                                 (SIGNATURE)

Ajay Mehra                                        /s/ Ajay Mehra
                                             ---------------------------------
Chief Financial Officer                                 (SIGNATURE)


IN WITNESS WHEREOF, this document is executed as of the 2 day of September, 1999.


NAME OF CORPORATION:  SILICON MICROSTRUCTURES, INC.

                      BY:        /s/ Ajay Mehra
                         -----------------------------------

                      NAME: Ajay Mehra, SECRETARY

                    CERTIFIED CORPORATE RESOLUTION TO BORROW

     WHEREAS, ARISTO MEDICAL PRODUCTS, INC. (the "Corporation") has made application to SANWA BANK CALIFORNIA (the "Bank") for credit accommodations which may consist of but shall in no way be limited to the following: the renewal, continuation or extension of an existing obligation; the extension of a new loan, line of credit or commitment; the issuance of letters of credit or banker's acceptances; or the purchase or sale through Bank of foreign currencies.

     RESOLVED, that: Deepak Chopra, as the Chief Executive Officer of the Corporation, or Ajay Mehra as the Chief Financial Officer is authorized, in the name of and on behalf of the Corporation to:

(bb) Borrow money from the Bank in such amounts and upon such terms and conditions as are agreed upon by the officers of the Corporation and the Bank; and execute and deliver or endorse such evidences of indebtedness or renewals thereof or agreements therefor as may be required by the Bank, all in such form and content as the officers of the Corporation executing such documents shall approve (which approval shall be evidenced by the execution and delivery of such documents); provided, however, that the maximum amount of such indebtedness shall not exceed the principal sum of $33 million exclusive of any interest, fees, attorneys' fees and other costs and expenses related to the indebtedness.

(cc) Execute such evidences of indebtedness, agreements, security instruments and other documents and to take such other actions as are herein authorized.

(dd) Sell to or discount or re-discount with the Bank any and all negotiable instruments, contracts or instruments or evidences of indebtedness at any time held by the Corporation; and endorse, transfer and deliver the same, together with guaranties of payment or repurchase thereof, to the Bank (for which the Bank is hereby authorized and directed to pay the proceeds of such sale, discount or re-discount as directed by such endorsement without inquiring into the circumstances of its issue or endorsement or the disposition of such proceeds).

(ee) Withdraw, receive and execute receipts for deposits and withdrawals on accounts of the Corporation maintained with the Bank.

(ff) Grant security interests and liens in any real, personal or other property belonging to or under the control of the Corporation as security for any indebtedness of the Corporation to the Bank; and execute and deliver to the Bank any and all security agreements, pledges, mortgages, deeds of trust and other security instruments and any other documents to effectuate the grant of such security interests and liens, which security instruments and other documents shall be in such form and content as the officers of the Corporation executing such security instruments and other documents shall approve and which approval shall be evidenced by the execution and delivery of such security instruments and other documents.

(gg) Apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment.

(hh) Purchase and sell foreign currencies, on behalf of the Corporation, whether for immediate or future delivery, in such amounts and upon such terms and conditions as the officer(s) authorized herein may deem appropriate, and give any instructions for transfers or deposits of monies by check, drafts, cable, letter or otherwise for any purpose incidental to the foregoing, and authorize or direct charges to the depository account or accounts of the Corporation for the cost of any foreign currencies so purchased through the Bank.

(ii) To designate in writing to the Bank in accordance with the terms of any agreement or other document executed by the above-named individuals one or more individuals who shall have the authority to as provided herein, to:

(1) request advances under lines of credit extended by the Bank to the Corporation;

(2) apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment;

(3) make deposits and receive and execute receipts for deposits on accounts of the Corporation maintained with the Bank;

(4) make withdrawals and receive and execute receipts for withdrawals on account of the Corporation maintained with the Bank;

(5)  purchase and sell foreign currencies.

(jj) Transact any other business with the Bank incidental to the powers hereinabove stated.

     RESOLVED FURTHER, that all such evidences of indebtedness, agreements, security instruments and other documents executed in the name of and on behalf of the Corporation and all such actions taken on behalf of the Corporation in connection with the matters described herein are hereby ratified and approved.

     RESOLVED FURTHER, that the Bank is authorized to act upon these resolutions until written notice of their revocation is delivered to the Bank.

     RESOLVED FURTHER, that any resolution set forth herein is in addition to and does not supersede any resolutions previously given by the Corporation to the Bank.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to prepare, execute and deliver to the Bank a certified copy of the foregoing resolutions.

    I do hereby certify that I am Ajay Mehra, the Secretary of ARISTO MEDICAL PRODUCTS, INC. a California corporation, and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Directors of the Corporation adopted and approved at a meeting which was duly called and held in accordance with all applicable provisions of law and the Articles and By-Laws of the Corporation, on the 3rd day of August, 1999, at which meeting a majority of the Board of Directors of the Corporation was present and voted in favor of the resolutions.

     I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked. I do further certify that the following persons have been duly elected and qualified as and, this day are, officers of the Corporation, holding their respective offices appearing below their names, and that the signatures appearing opposite their names are the genuine signatures of such persons.

Deepak Chopra                                    /s/ Deepak Chopra
                                             ---------------------------------
Chief Executive Officer                                 (SIGNATURE)

Ajay Mehra                                       /s/ Ajay Mehra
                                             ---------------------------------
Chief Financial Officer                                 (SIGNATURE)

IN WITNESS WHEREOF, this document is executed as of the 2 day of September, 1999.


NAME OF CORPORATION:  ARISTO MEDICAL PRODUCTS, INC.

                      BY:       /s/ Ajay Mehra
                         -------------------------------

                      NAME: Ajay Mehra, SECRETARY